UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a‑12

DLH HOLDINGS CORP.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a‑6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0‑11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:
SEC 1913 (02-02)		Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

DLH HOLDINGS CORP.
3565 Piedmont Road, NE
Building 3, Suite 700
Atlanta, Georgia 30305

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
To Be Held on February 25, 2016

Date, Time and Location

You are cordially invited to the Annual Meeting of Shareholders of DLH Holdings Corp., a New Jersey corporation (the “Company”), to be held at the Piedmont Center, 3575 Piedmont Road, NE, Building 15, 2nd Floor Conference Center, Atlanta, Georgia 30305, on February 25, 2016 at 10:00 a.m. local time.

Agenda

The agenda for the annual meeting is as follows:

1.To elect seven (7) directors nominated by the Board and named in this Proxy Statement to serve until the Company’s 2017 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

2.To approve the 2016 Omnibus Equity Incentive Plan;

3.To hold a non-binding advisory vote on the compensation of our named executive officers;

4.To ratify the appointment of WithumSmith+Brown, PC as our independent registered public accounting firm for the fiscal year ending September 30, 2016; and

5.To transact such other business that may properly be brought before the annual meeting or any adjournment or postponement of the annual meeting.

Record Date and Voting

The record date for the annual meeting is January 6, 2016. Only shareholders of record at the close of business on that date are entitled to notice of, and to vote at, the annual meeting. A list of record shareholders will be available for inspection at the offices of our counsel, Becker & Poliakoff, LLP, located at 45 Broadway, New York, New York 10006 for a period of ten days before the annual meeting.

Whether or not you plan to attend, to ensure that your shares are represented and voted at the meeting, please either vote your shares electronically over the internet or by telephone, or if you receive a paper proxy card by mail, by completing and returning the proxy card mailed to you. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you receive a paper proxy card by mail, the instructions are printed on your proxy card and included in the accompanying Proxy Statement. Please vote as promptly as possible in order to ensure your representation at the meeting. Submitting your instructions by any of these methods will not affect your right to attend the meeting and vote in person. If you do attend the Annual Meeting, you may revoke any prior proxy and vote your shares in person if you wish to do so. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder. Any prior proxy will automatically be revoked if you execute the accompanying proxy or if you notify the secretary of the corporation, in writing, prior to the annual meeting of shareholders.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Shareholders on February 25, 2016
The Proxy Statement and our 2015 Annual Report to Shareholders are available at:
http://www.cstproxy.com/dlhcorp/2016.

By Order of the Board of Directors
/s/ VICTOR J. DIGIOIA Victor J. DiGioia,
Dated: January 15, 2016	Secretary

DLH HOLDINGS CORP.
3565 Piedmont Road, NE
Building 3, Suite 700
Atlanta, Georgia 30305

PROXY STATEMENT
For
Annual Meeting of Shareholders
to be held on February 25, 2016
This proxy statement and the accompanying form of proxy are being furnished to you as a shareholder of DLH Holdings Corp., a New Jersey corporation (“DLH” or the “Company”), in connection with the Annual Meeting of Shareholders to be held on February 25, 2016 at 10:00 a.m. (Eastern time) at the Piedmont Center, 3575 Piedmont Road, NE, Building 15, 2nd Floor Conference Center, Atlanta, Georgia 30305, and at any adjournment or postponement of the meeting. This proxy statement and the accompanying form of proxy is being made available on or about January 15, 2016 to shareholders entitled to vote at the annual meeting.
SOLICITATION, VOTING AND REVOCABILITY OF PROXIES
On January 6, 2016 (the “Record Date”), there were issued and outstanding 9,716,929 shares of common stock. Only holders of common stock of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the annual meeting and any adjournment thereof. Each share of common stock is entitled to one vote on each matter submitted to shareholders. Voting is on a non‑cumulative basis. Shares of our common stock represented by an effective proxy in the accompanying form will, unless contrary instructions are specified in the proxy, be voted:

1.	FOR the election of the seven (7) directors nominated by the Board of Directors and named in this proxy statement;

2.	FOR the approval of the 2016 Omnibus Equity Incentive Plan;

3.	FOR the resolution approving the compensation of the named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC;

4.	FOR the ratification of WithumSmith+Brown, PC as our independent registered public accounting firm for the fiscal year ending September 30, 2016; and

5.
FOR such other matters as may be properly brought before the meeting, and any adjournment or postponement thereof, and for which the persons named on the enclosed proxies determine, in their sole discretion, to vote in favor.

INTERNET AVAILABILITY OF PROXY MATERIALS
We are furnishing proxy materials to our shareholders primarily via the Internet, instead of mailing printed copies of those materials to each shareholder. On January 15, 2016 we mailed to our shareholders (other than those who previously requested electronic delivery) a Notice of Internet Availability containing instructions on how to access our proxy materials, including our proxy statement and our annual report. The Notice of Internet Availability also instructs our shareholders on how to access their proxy card to vote through the Internet or by telephone.
This process is designed to expedite shareholders’ receipt of proxy materials, lower the cost of the annual meeting, and help conserve natural resources. However, if a shareholder would prefer to receive printed proxy materials, the shareholder may follow the instructions included in the Notice of Internet Availability. If a shareholder has previously elected to receive our proxy materials electronically, that shareholder will continue to receive these materials via e-mail unless he or she elects otherwise.
Quorum
Under our bylaws, the presence, either in person or by proxy, of the holders of a majority of the outstanding shares of the Company’s common stock is necessary to constitute a quorum permitting action to be taken at the annual meeting. Shares are counted as present at the meeting if you are present in person at the meeting, or if you have properly submitted a proxy. In addition, abstentions and broker non‑votes are counted as present at the annual meeting for the purpose of determining the presence of a quorum.
Vote required
Proposal 1. The shareholders will vote to elect seven (7) directors to serve until the Company’s 2017 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified or until their earlier death, resignation or removal. The election of directors requires a plurality of the votes cast by the holders of the Company’s Common Stock present and voting at the annual meeting, with the seven nominees receiving the highest vote totals to be elected. Shareholders may vote “FOR” OR “WITHHOLD AUTHORITY.” Votes indicating “WITHHOLD AUTHORITY” will be counted as a vote against the nominee. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the outcome of the vote of Proposal 1. If your shares are held by your broker in “street name,” and you do not furnish voting instructions to your broker, your brokerage firm may not vote your shares on Proposal 1. Brokerage firms and nominees will not have the authority to vote their customers’ unvoted shares on Proposal 1 if the customers have not furnished voting instructions within a specified period of time prior to the annual meeting.

Proposal 2. To approve Proposal 2, the approval of the 2016 Omnibus Equity Incentive Plan, we must receive the affirmative vote of at least a majority of the votes cast at the annual meeting by our shareholders. For Proposal 2, a shareholder may indicate “FOR,” “AGAINST” OR “ABSTAIN” on the proxy card. For purposes of determining the number of votes cast with respect to this proposal, only those votes cast “FOR” OR “AGAINST” are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting and therefore will have no effect on the outcome of the vote for this proposal. If your shares are held by your broker in “street name,” and you do not vote your shares, your brokerage firm cannot vote your unvoted shares on Proposal 2.

Proposal 3. To approve Proposal 3, we must receive the affirmative vote of at least a majority of the votes cast at the annual meeting by our shareholders. For Proposal 3, a shareholder may indicate “FOR,” “AGAINST” OR “ABSTAIN” on the proxy card. For purposes of determining the number of votes cast with respect to Proposal 3, only those votes cast “FOR” OR “AGAINST” are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting and therefore will have no effect on the outcome of the vote for this proposal. This vote is advisory only and not binding on the Company. Although this is advisory, we, our Board of Directors, and the Management Resources and Compensation Committee of the Board value the opinions of our shareholders and expect to take the outcome of this vote into account when considering future compensation arrangements for our executive officers. Brokerage firms and nominees will not have the authority to vote their customers’ unvoted shares on Proposal 3 or to vote their customers’ shares if the customers have not furnished voting instructions within a specified period of time prior to the annual meeting.
Proposal 4. To approve Proposal 4, the ratification of the appointment of WithumSmith+Brown, PC as our independent registered public accounting firm for fiscal 2016, we must receive the affirmative vote of at least a majority of the votes cast at the annual meeting by our shareholders for each proposal. For Proposal 4, a shareholder may indicate “FOR,” “AGAINST” OR “ABSTAIN” on the proxy card. For purposes of determining the number of votes cast with respect to this proposal, only those votes cast “FOR” OR “AGAINST” are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting and therefore will have no effect on the outcome of the vote for this proposal. Brokerage firms and nominees have the authority to vote their customers’ unvoted shares on Proposal 4 as well as to vote their customers’ shares on this proposal where the customers have not furnished voting instructions within a specified period of time prior to the annual meeting.
A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. If you do not give instructions to your broker, bank, or other agent, it can vote your shares only with respect to discretionary items, but not with respect to non‑discretionary items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange on which your broker, bank or other agent may vote shares held in street name in the absence of your voting instructions, and include the ratification of the selection of our independent registered public accounting firm (Proposal 4). On non‑discretionary items for which you do not give instructions to your broker, bank or other agent, the shares will be treated as broker non-votes. Proposals 1 through 3 are considered non‑discretionary proposals and you must give instructions to your broker, bank or other agent in order to vote your shares with respect to these proposals.
Any other matter submitted to the shareholders will require the affirmative vote of a majority of the shares represented and entitled to vote, in person or by proxy, at the annual meeting, unless a greater percentage is required either by law or by our amended certificate of incorporation or bylaws. In addition, the proxy confers discretionary authority to the persons named in the proxy authorizing those persons to vote, in their discretion, on any other matters properly presented at the annual meeting of shareholders. The Board of Directors is not currently aware of any such other matters. If any other matter does properly come before the annual meeting, the Board of Directors intends that the persons named in the enclosed form of proxy will vote on such matter in accordance with their judgment.
Manner of Voting
Voting by Proxy - Stockholders of Record

If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered a “stockholder of record” and you may vote in person by attending the meeting, or by voting your shares by proxy over the internet or by telephone by following the instructions provided in the Notice of Internet Availability, or, if you requested to receive printed proxy materials, you may vote by marking, dating and signing the proxy card delivered to you and returning it in the postage-paid envelope provided, or you may vote over the internet or by telephone pursuant to the instructions provided in the proxy card. Instructions for voting via the internet, by telephone and by mail are summarized below.

By Internet-If you have internet access, you may submit your proxy by following the “Vote by Internet” instructions on the Notice of Internet Availability.

By Telephone-You may submit your proxy via telephone by following the “Vote by Telephone” instructions on the Notice of Internet Availability.

By Mail-You may request delivery of a physical proxy card and submit your proxy by signing your proxy card and mailing it in the postage-prepaid envelope provided to you.

If you are a stockholder of record, your shares will be voted in the manner that you indicate in your proxy card or via the internet or by telephone. If you return a signed proxy card but do not indicate how you wish to vote your shares, your shares will be voted:

•	FOR the election of the seven directors nominated by our board of directors and named in this proxy statement (Proposal 1);

•	FOR the approval of the 2016 Omnibus Equity Incentive Plan (Proposal 2);

•	FOR the approval of the compensation of our named executive officers (Proposal 3); and

•	FOR the ratification of WithumSmith+Brown, PC as our independent registered public accounting firm for fiscal 2016 (Proposal 4).

If any other business properly comes before the stockholders for a vote at the annual meeting, or at any adjournments or any postponements of the meeting, your shares will be voted according to the discretion of the holders of the proxy.

Voting by Proxy - Shares Held in Street Name
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name.” Most beneficial owners whose stock is held in the name of a broker, bank or other nominee receive instructions for granting proxies from their brokers, banks or nominees, rather than our proxy card. Telephone and internet voting are usually available to stockholders owning shares through certain brokers, banks and nominees. You can vote your shares held through a broker, bank or nominee by following the voting instructions sent to you by that institution. If Internet or telephone voting is unavailable from your bank or brokerage firm, please complete and return the enclosed voting instruction card in the addressed, postage paid envelope provided. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign but do not provide instructions, your shares will be voted as described below. If you hold your shares in “street name” through a broker or other nominee, then the broker who holds your shares has the authority under the applicable stock exchange rules to vote on certain items when they have not received instructions from you. However, as explained above, if you hold your shares in street name you must cast your vote if you want it to count for proposals 1, 2 or 3; no votes will be cast on your behalf on such proposals if you hold your shares in street name and you do not instruct your bank or broker how to vote. Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm (proposal 4 of this proxy statement).

Voting In Person at the Annual Meeting

If you choose to vote in person, you can attend the annual meeting and cast your vote in person. Whether or not a shareholder plans to attend the meeting, the stockholder should vote by proxy to ensure his or her vote is counted. A shareholder may still attend the meeting and vote in person if he or she has already voted by proxy. To vote in person, a shareholder of record may come to the meeting and we will provide the shareholder with a ballot. Shareholders who hold their shares through a broker, bank or nominee and wish to vote at the meeting must bring to the meeting a legal proxy from the broker, bank or nominee issued in the stockholder’s name and confirming their beneficial ownership of the shares to be voted.

Revocation of Proxies
Any proxy may be revoked at any time before it is voted at the annual meeting. A shareholder may revoke a proxy by submitting a proxy bearing a later date or by notifying the secretary of DLH either in writing prior to the annual meeting or in person at the annual meeting. Revocation is effective only upon receipt of such notice by the secretary of DLH. Shareholders who hold their shares through a broker, bank or other nominee and wish to vote at the meeting must bring to the meeting a letter from the broker, bank or other nominee confirming their beneficial ownership of the shares to be voted.
Solicitation of Proxies
We will bear the cost of the solicitation of proxies by the Board of Directors. The Board of Directors may use the services of its executive officers and certain directors to solicit proxies from shareholders in person and by mail, telegram and telephone. Arrangements may also be made with brokers, fiduciaries, custodians and nominees to send proxies, proxy statements and other material to the beneficial owners of our common stock held of record by such persons, and we may reimburse them for reasonable out-of-pocket expenses incurred by them in so doing.
Annual Report
Our Annual Report on Form 10-K for the fiscal year ended September 30, 2015, including financial statements, accompanies this proxy statement. Any reference in this proxy statement to the “year” or the “fiscal year” means DLH’s fiscal year commencing October 1, 2014 to and including September 30, 2015, unless otherwise specifically indicated.
Principal Offices
The principal executive offices of DLH are presently located at Piedmont Center, 3565 Piedmont Road, NE, Building 3, Suite 700, Atlanta, Georgia 30305. Our telephone number is (866) 952-1647.
Recommendation of the Board of Directors
The recommendations of our Board of Directors are set forth in the description of the matters to be acted on in this proxy statement. In summary, our Board of Directors recommends a vote:

•	FOR the election of the seven directors nominated by our board of directors and named in this proxy statement (see PROPOSAL 1);

•	FOR the approval of the 2016 Omnibus Equity Incentive Plan (see PROPOSAL 2);

•	FOR the approval of the compensation of our named executive officers (see PROPOSAL 3); and

•	FOR the ratification of WithumSmith+Brown, PC as our independent registered public accounting firm for fiscal 2016 (see PROPOSAL 4).

With respect to any other matter that properly comes before the meeting, or any adjournment or postponement, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, they will vote in their own discretion. If you sign and return your proxy card but do not specify how you want to vote your shares, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors.
PROPOSAL 1
ELECTION OF THE BOARD OF DIRECTORS

General
Seven nominees are currently standing for election to the Board. Under the Company’s Amended and Restated Certificate of Incorporation, each of the seven nominees standing for election at this Annual Meeting would, if elected, serve for a term beginning on the date of election and ending at the 2017 Annual Meeting of Stockholders or until his or her earlier resignation or removal.

At the Annual Meeting of the Company held on February 12, 2015 (the “2015 Annual Meeting”), the shareholders of the Company approved a proposal to amend the Company’s Amended and Restated Certificate of Incorporation to eliminate the classified Board structure and to provide instead for the annual election of directors (the “Declassification Amendment”), effective at such annual meeting. Prior to the 2015 Annual Meeting, the Board was divided into three classes, with each director elected for a three-year term. In order to immediately declassify the Board at the 2015 Annual Meeting, following the approval of the Declassification Amendment, each of the Company’s directors whose term did not expire at the 2015 Annual Meeting tendered his or her resignation from his Class II or Class III term, as applicable, contingent and effective upon shareholder approval of the Declassification Amendment. At the 2015 Annual Meeting, each such director was thereafter elected to the Board to serve for a one year term until the 2016 annual meeting of shareholders and until their respective successors have been duly elected and qualified or until their earlier death, resignation or removal. As a result of the approval of the Declassification Amendment, the Company filed an amendment to the Amended and Restated Certificate of Incorporation to implement the declassification and all of the directors are now elected at least annually.

Nominees

Our board of directors currently consists of seven members elected for a term of one year and until their successors are duly elected and qualified. However, on January 11, 2016, T. Stephen Johnson notified us of his decision not to stand for reelection to our board. The names of the seven nominees for director, their current positions and offices, and tenure as a DLH director, are set forth in the table below. The affirmative vote of a plurality of the votes cast, voting together as a single class at the Annual Meeting of shareholders, is required to elect the nominees to the Board of Directors. In the absence of contrary instructions, the proxy holders intend to vote all proxies received by them in the accompanying form FOR the nominees for director listed below. In the event that any nominee is unable to or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board to fill the vacancy, if any. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies they receive for the nominees listed below. As of the date of this Proxy Statement, the Board is not aware of any nominee who will be unable or will decline to serve as a director. No family relationship exists between any of our nominees for election as a director and other directors or executive officers of DLH.

Each nominee, if elected, will hold office for a one year term until the annual meeting of shareholders to be held in 2017 and until their respective successors are duly elected and qualified or until their earlier death, resignation or removal. Information regarding the director nominees is set forth below under the heading “Business Experience of Directors and Nominees.” All of the nominees except Dr. Frances M. Murphy are current DLH directors standing for reelection and, with the exception of Mr. Parker, have been determined by our board to be independent. Mr. Parker also serves as our President and Chief Executive Officer. Dr. Murphy was recommended to us for service on our board of directors by a current officer of the Company. The independent members of the Board of Directors have reviewed the qualifications of each of the nominees and based on the recommendation of the Nominating and Corporate Governance Committee, have approved submitting the seven nominees listed below for election to the Board of Directors at the Annual Meeting.

Name	Position with Company	Age	Director Continuously Since
William H. Alderman	Director	53	2007
Martin J. Delaney	Director	72	1998
Dr. Elder Granger	Director	61	2014
Dr. Frances M. Murphy	Nominee	61	N/A
Zachary C. Parker	Director, President and Chief Executive Officer	58	2010
Frederick G. Wasserman	Chairman of the Board	61	2007
Austin J. Yerks III	Director	69	2012

Business Experience of Board of Directors and Nominees
William H. Alderman joined the Board of Directors in January 2007. Mr. Alderman has over 20 years experience providing investment banking services across multiple industries, with a particular expertise in financings, and mergers and acquisitions in the aerospace and defense industry. Since March 2001, Mr. Alderman has been the President of Alderman & Company, a securities broker specializing in the aerospace and defense industries. Mr. Alderman started his career at Bankers Trust Company and has held senior positions in investment management and corporate development at GE Capital (1990-1995), Aviation Sales Company (1996-1999), and as Managing Director of the aviation investment banking practice of Fieldstone Investments (1999-2001). Mr. Alderman received a MBA from J.L. Kellogg Graduate School of Management in 1989 and is also a graduate of Kenyon College and the Taft School. Mr. Alderman served as a director of Breeze‑Eastern Corp. (chair-nominating committee and member-Audit Committee and Strategic Planning Committee) from 2007 to January 2012.
Martin J. Delaney joined the Board of Directors in July 1998. Mr. Delaney is an attorney and was a prominent healthcare executive who began his hospital management career in 1971 as an Assistant Administrator at Nassau County Medical Center. He has been a director of a large regional Health Maintenance Organization on Long Island, the Hospital Association of New York State, the Greater New York Hospital Association, and chairman of the Nassau‑ Suffolk Hospital Council. He has been President, CEO and a director of Winthrop University Hospital, Winthrop South Nassau University Health Care Systems, and the Long Island Health Network. He has a graduate degree in health care management from The George Washington University and a law degree from St. John’s University. He has been admitted to practice in New York State and Federal courts.
Dr. Elder Granger was elected to our Board of Directors in November 2014. Dr. Granger is a U.S. Army Major General (retired) and the President and Chief Executive Officer of The 5Ps LLC. Dr. Granger previously served as an advisor to DLH on its strategic advisory board from October 2011 until his election to the Board. Dr. Granger served in the U.S. Army for over 35 years and was the Deputy Director and Program Executive Officer of the TRICARE Management Activity, Office of the Assistant Secretary of Defense (Health Affairs) in Washington, D.C. from 2005-2009. In this role he served as the principal advisor to the Assistant Secretary of Defense (Health Affairs) on DoD health plan, policy and performance. He oversaw the acquisition, operation and integration of DoD’s managed care program within the Military Health System. Prior to joining TRICARE Management Activity, Dr. Granger led the largest US and multi-national battlefield health system in our recent history while serving as Commander, Task Force 44th Medical Command and Command Surgeon for the Multinational Corps Iraq. Presently, Dr. Granger is the President and CEO of The 5Ps, LLC, a healthcare, education, and leadership consultancy he founded following his retirement from the U.S. Army. Dr. Granger received a B.S. Degree from Arkansas State University and earned his medical degree from University of Arkansas School of Medicine. Upon graduation from the University of Arkansas School of Medicine, he was awarded the Henry Kaiser Medical Fellowship for Medical Excellence and Leadership. Dr. Granger is board certified by the American College of Physician Executives, American Board of Medical Quality and American Board of Internal Medicine and holds numerous medical certifications. He is also a current and former advisor or member of the board of directors of additional privately-held companies.
Dr. Frances M. Murphy is a nominee for election to the Board of Directors. Dr. Murphy is the CEO of Sigma Health Consulting, LLC, a woman-owned, veteran-owned small business and has held this position since April, 2010. Dr. Murphy is a health care executive with extensive experience in managing, operating, and transforming large health care organizations. She serves as a consultant with respect to health information technology; leadership development; healthcare management; neuroscience and mental health; women’s health; quality and safety; study design and research management; and veterans’ and military health. She is a board certified neurologist and has extensive leadership experience in public and private sector healthcare organizations. Dr. Murphy had a 20 year career working in the Department of Veterans Affairs at medical centers and in VA Central Office. She served as the Deputy Under Secretary for Health (DUSH) for Health Policy Coordination from 2002 - 2006 and as the Principal DUSH from 1999-2002. She retired from VA in 2007 and has served as an independent consultant since that time. Dr. Murphy is a U.S. Air Force veteran, received a M.D. from Georgetown University School of Medicine, a M.P.H., from the Uniformed Services University of Health Sciences, and a B.S., Biology, from the Nazareth College of Rochester.
Zachary C. Parker became Chief Executive Officer and President of DLH Holdings Corp. in February 2010. He has over 25 years of experience with the government services market, including DoD, holding several senior and executive management positions in addition to business development posts. His tenure includes approximately 19 years with Northrop Grumman, 7 years with GE Government Services (now Lockheed Martin), and 3 and 2 years with VSE Corporation and VT Group, respectively. Prior to joining DLH, Mr. Parker held executive positions, including President and previously Executive Vice President for Business Development, within VT Group, from March 2008 to February 2010. His executive development includes the GE Crotonville Executive Development Program and Darden Executive Leadership Program. Mr. Parker is active in both professional and community associations including the Governmental Affairs Committee and the Veteran Affairs Task

Force of the Washington DC-based Professional Services Council and has served as industry co-chair of the Government/Industry Partnership Executive council. He is an advisory board member of Hero Health Hire (a non-profit entity). Mr. Parker earned his bachelors degree from California State University, Northridge (with honors) specializing in Human Factors Engineering and has completed post-graduate studies.
Frederick Wasserman joined the Board of Directors in January 2007 and was appointed as our Chairman in July 2009. Mr. Wasserman is President of FGW Partners, LLC, a financial management consulting firm he started effective May 1, 2008. From August 2005 until December 31, 2006, Mr. Wasserman was the Chief Operating/Financial Officer for Mitchell & Ness Nostalgia Co., a privately-held manufacturer and distributor of licensed sportswear and authentic team apparel. Prior to Mitchell & Ness, Mr. Wasserman served as the President of Goebel of North America, a U.S. subsidiary of the German specialty gift maker, from 2001 to 2005. Mr. Wasserman also served as the Chief Financial Officer of Goebel North America in 2001. Mr. Wasserman began his career in the public accounting profession. He received a Bachelor of Science degree in Economics from the University of Pennsylvania’s Wharton School, and has been a Certified Public Accountant. Mr. Wasserman also currently serves as a director of MAM Software Group, Inc. (chairman-Audit Committee and member-Compensation; Governance and Nomination Committees), SMTC Corp. (Chair - Audit Committee and member - Compensation and Management Development and Nominating and Corporate Governance Committees), and National Holdings Corporation (member-Audit Committee and Compensation Committee; Co-Chair- Strategy Committee). He has previously served as a director of the following companies: Allied Defense Group, Inc. from December 2006 to July 2010 (member-Audit Committee and Ethics and Governance Committee), Acme Communications, Inc. from December 2006 to June 2013 (chairman-Compensation Committee, member-Audit Committee), Breeze Eastern Corporation from September 2007 to January 2016 (chairman-Audit Committee, member-Compensation Committee), Crown Crafts, Inc. from July 2007 to August 2010 (member-Compensation Committee), and Gilman + Ciocia, Inc. from September 2007 to October 2013 (chairman-Compensation Committee, member-Audit Committee).

Austin J. Yerks III was elected to our Board of Directors in November 2012. Mr. Yerks has served as a senior executive in the federal marketplace for over 30 years and from April 1998 to October 2011 held senior managerial positions with Computer Sciences Corporation (CSC) and from 2005 to October 2011, he was the President of CSC’s North American Public Sector-Defense and Intelligence Group, which supported its defense and intelligence clients. Prior to that, he was the President of CSC’s Federal Business Development organization, with responsibility for all business development and strategic marketing oversight for the operational business units of CSC’s Federal Sector. Before joining CSC, Mr. Yerks held senior management and marketing positions with other prominent defense companies. Presently, he is the President of AJY III Government Strategies LLC, a company he founded which provides consulting services focused on supporting strategic alliances between commercial firms and Federal agencies. In June 2013, Mr. Yerks was elected as a director of NCI, Inc. Mr. Yerks is a member of the board of directors for the National Defense Industrial Association and other trade associations that support the government services market. Mr. Yerks holds a Master’s degree in Business Administration from the University of Miami and a Bachelor of Science degree from the United States Military Academy at West Point. He also served 10 years in the United States Army.

Qualifications of Nominees and Directors
The following table summarizes the specific experience, qualifications, attributes or skills of the nominees for director that led our Board of Directors and Nominating and Corporate Governance Committee to conclude that such persons should serve as a director of DLH:

Directors and Nominees	Relevant Experience and Qualifications
William H. Alderman
Approximately twenty years of experience in corporate development and investment banking in the aerospace and defense industry, which are businesses that encompass significant government contracting expertise. Possesses a breadth of knowledge about our business as a result of service on our Board since 2007.

Martin J. Delaney
Extensive experience as an executive in the healthcare industry with over 35 years of management positions in various capacities in healthcare businesses, including service as chief executive of a hospital. From his education and training as an attorney, Mr. Delaney provides the Board with a valuable perspective in considering various matters affecting the Company. Possesses a breadth of knowledge about our business as a result of service on our Board since 1998 and service as senior vice president during 2005.

Directors and Nominees	Relevant Experience and Qualifications
Dr. Elder Granger
Dr. Granger possesses extensive leadership experience in the government and healthcare sectors having achieved the rank of Major General in the U.S. Army, which included his serving as the Deputy Director and Program Executive Officer of the TRICARE Management Activity, Office of the Assistant Secretary of Defense (Health Affairs) from 2005-2009. Through TRICARE, Dr. Granger oversaw the acquisition, operation and integration of the Department of Defense’s managed care program within the Military Health System. Dr. Granger also served as Commander, Task Force 44th Medical Command and Command Surgeon for the Multinational Corps Iraq. Dr. Granger also possesses business experience and healthcare expertise through his healthcare, education, and leadership consultancy and holding numerous medical certifications. Through his experience, Dr. Granger possesses extensive executive leadership qualities and knowledge about the markets in which we compete.

Dr. Frances M. Murphy
Dr. Murphy possesses extensive leadership experience in the government and healthcare sectors having served in leadership capacities at the Department of Veterans Affairs, including holding the positions of Deputy Under Secretary for Health (DUSH) for Health Policy Coordination from 2002 - 2006 and as the Principal DUSH from 1999-2002. As Principal DUSH, Dr. Murphy served as the chief operating officer for VA’s integrated healthcare system and managed a $25 billion budget. In her government and independent professional career, Dr. Murphy has developed significant experience in managing and operating large health care organizations and expertise about the markets in which the Company competes. Dr. Murphy’s background brings an important capability to the Board and strengthens the Board’s collective qualifications, skills, and experience.

Zachary C. Parker
Mr. Parker is our President and Chief Executive Officer and has extensive executive experience in the government services industry. As a result of his position as our President and Chief Executive Officer, he has a deep understanding of our operations and strategy and his prior executive experience provides him with significant knowledge of the government services industry.

Frederick G. Wasserman
Significant business, accounting and financial experience arising from service as Chief Financial Officer and executive officer of Mitchell & Ness Nostalgia Co., Goebel of North American and Papel Giftware as well as 13 years of experience in the public accounting profession. From his experience serving on the board of numerous companies, including Allied Defense Group, Inc., a government vendor, Mr. Wasserman provides the Company with meaningful management and corporate governance expertise. Possesses a breadth of knowledge about our business as a result of service on our Board since 2007.

Austin J. Yerks III
Mr. Yerks possesses extensive experience in the government services industry, having served as a senior executive of Computer Sciences Corp. for approximately 12 years and a combined three decade career in the federal marketplace. Mr. Yerks is a current or former board member of a number of trade associations that support the government services market and also served for 10 years in the U.S. Army. Through his experience, Mr. Yerks possesses significant expertise about the markets in which we compete and as a board member will be able to provide us with the benefits of such knowledge.

CORPORATE GOVERNANCE
Meetings of the Board of Directors; Independence and Committees
During the fiscal year ended September 30, 2015, the Board of Directors met on eleven (11) occasions and acted on unanimous written consent on one (1) occasion. Our Board of Directors determined that as of September 30, 2015, Messrs. Alderman, Delaney, Granger, Johnson, Wasserman and Yerks satisfied the independence requirements within the meaning of the Nasdaq Marketplace Rules. No member of the Board or any committee failed to attend at least, or participated in fewer than, 75% of the meetings of the Board or of a committee on which such member serves. During all of the regularly scheduled meetings in fiscal year 2015, the Board of Directors met in executive session where only the independent directors were present without any members of management.

During the fiscal year ended September 30, 2015, the Board of Directors had three standing committees: Audit Committee, Management Resources and Compensation Committee, and Nominating and Corporate Governance Committee.

Each of these committees has a written charter approved by the Board of Directors. All of the charters of our Board committees, as well as the Company’s corporate governance guidelines, are available at the Company’s website, www.dlhcorp.com (click on “Investors”, then on “Corporate Governance”).
For the fiscal year ended September 30, 2015, a general description of the duties of the committees, their members and number of times each committee met were as follows:
Audit Committee. A copy of the Audit Committee’s amended and restated charter may be viewed on our website at www.dlhcorp.com. Our Audit Committee acts to: (i) review with management the finances, financial condition and interim financial statements of the Company; (ii) review with our independent registered public accounting firm the year-end financial statements; (iii) review implementation with the independent registered public accounting firm and management of any action recommended by the independent registered public accounting firm; and (iv) retain and terminate our independent registered public accounting firm. As of the end of the 2015 fiscal year, the members of our Audit Committee were, and currently are, Mr. Delaney (Chair), Mr. Wasserman, Dr. Granger and Mr. Johnson. Mr. Wasserman is designated as our Audit Committee Financial Expert. During the 2015 fiscal year, all of the members of our Audit Committee were “independent” within the definition of that term as provided by the Nasdaq Marketplace Rules. During the fiscal year ended September 30, 2015, the Audit Committee met on seven (7) occasions.
Management Resources and Compensation Committee. The charter governing the activities of the Management Resources and Compensation Committee (sometimes referred to as the “Compensation Committee”) may be viewed online on our website at www.dlhcorp.com. The Management Resources and Compensation Committee reviews, approves and administers compensation arrangements for our executive officers, administers our equity-based compensation plans, establishes and reviews general policies relating to the compensation and benefits of our executive officers and other personnel, evaluates the relationship between executive officer compensation policies and practices and corporate risk management to confirm those policies and practices do not incentivize excessive risk-taking, and evaluates and makes recommendations to our Board of Directors regarding the compensation of our non-employee directors. As of the end of the 2015 fiscal year, the members of the Management Resources and Compensation Committee were, and currently are, Mr. Alderman (Chair), Dr. Granger and Mr. Yerks. At all times members of the Management Resources and Compensation Committee satisfied the independence requirements of the Nasdaq Marketplace Rules. During the fiscal year ended September 30, 2015, this committee met on seven (7) occasions and acted on unanimous written consent on two (2) occasions.
Nominating and Corporate Governance Committee. The charter governing the activities of the Nominating and Corporate Governance Committee may be viewed online on our website at www.dlhcorp.com. Pursuant to its charter, the Nominating and Corporate Governance Committee’s tasks include reviewing and recommending to the Board issues relating to the Board’s composition and structure; establishing criteria for membership and evaluating corporate policies relating to the recruitment of Board members; implementing and monitoring policies regarding principles of corporate governance in order to ensure the Board’s compliance with its fiduciary duties to the company and its shareholders; and making recommendations regarding proposals submitted by shareholders. The Nominating and Corporate Governance Committee functions also include the review of all candidates for a position on the Board of Directors, including existing directors for re-nomination, and reporting its findings with recommendations to the Board. The Nominating and Corporate Governance Committee solicits candidates on behalf of DLH to fill any vacancy on the Board. The members of the Nominating and Corporate Governance Committee members as of the end of the 2015 fiscal year were, and currently are, Mr. Yerks (Chair), Mr. Delaney, Mr. Alderman, and Mr. Johnson, each of whom satisfy the independence requirements of the Nasdaq Marketplace Rules. During the fiscal year ended September 30, 2015, this committee met on three (3) occasions.
Corporate Governance
Board Leadership Structure
We have separated the positions of chairman of the board and chief executive officer consistent with the view of the Board that such a structure is the most appropriate for us based on the size of the Board as well as the experience of the applicable individuals, the current business environment of our company or other relevant factors. Further, the Board believes that the separation of the positions of chief executive officer and chairman of the board strengthens its governance structure, fosters clear accountability and enhances alignment on corporate strategy. We will continue to review this structure from time to time in accordance with the needs of the Company.

Board’s Role in Oversight of Risk
The Board of Directors does not have a separate risk oversight body but rather manages risk directly and through its committees. In particular, the Board of Directors meets regularly with and is updated by our executive officers on areas of material risk to the Company, including strategic planning and financial, regulatory, legal and operational updates. These reports are provided in connection with every regular Board meeting and are discussed, as necessary, at the meeting. The Board of Directors is also routinely informed of developments that affect our risk profile and those that are material to other aspects of our business. Further, significant transactions and decisions require approval by the Board of Directors, or the appropriate Board committee. The Board of Directors mitigates risks through discussing with management the appropriate level of risk for the Company and evaluating the risk information received from management. These risks include financial, technological, competitive, and operational risks.
Further, the Audit Committee receives updates from senior management and assesses risk in satisfaction of their risk management role in accordance with the Audit Committee charter. Our Audit Committee charter provides that the Audit Committee is responsible for monitoring material financial and operating risks of the Company, including monitoring of our internal control over financial reporting and disclosure controls and procedures. On a quarterly basis, management reports to the Audit Committee regarding our various risk areas. The Audit Committee meets regularly with management and our independent registered public accounting firm and addresses risks as the Audit Committee deems appropriate. In addition, each of the other committees of the Board of Directors considers risks within its area of responsibility. For instance, our Management Resources and Compensation Committee consider risks associated with our compensation policies and practices, with respect to both executive compensation and compensation generally. The Management Resources and Compensation Committee’s responsibilities include annually reviewing and approving corporate goals and objectives relevant to our Chief Executive Officer’s and our other named executive officers’ compensation, making recommendations with respect to the compensation of our named executive officers, and reviewing our compensation policies and procedures in general.
Nominating Matters
Our Nominating and Corporate Governance Committee considers candidates for election to our Board of Directors, whether recommended by security holders or otherwise, in accordance with the following criteria. The Nominating and Corporate Governance Committee applies the following general criteria to all candidates:
•Nominees shall have a reputation for integrity, honesty and adherence to high ethical standards.
•Nominees should have demonstrated business acumen, experience and the ability to exercise sound judgment in matters that relate to current and long term objectives of the Company and should be willing and able to contribute positively to our decision making process.
•Nominees should have a commitment to understand the Company and its industries and to regularly attend and participate in meetings of the Board and its committees.
•Nominees should have the interest and ability to understand the sometimes conflicting interests of the various constituencies of the Company, which include shareholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all shareholders.
•Nominees should not have, nor appear to have, a conflict of interest that would impair the nominees’ ability to represent the interests of all the Company’s shareholders and to fulfill the responsibilities of a director.
•Nominees shall not be discriminated against on the basis of race, religion, national origin, sex, disability or any other basis proscribed by applicable law.
The re-nomination of existing directors is not to be viewed as automatic, but is based on continuing qualification under the various criteria set forth above. In addition, the Nominating and Corporate Governance Committee considers the existing director’s performance on the Board and any committee thereof. The Nominating and Corporate Governance Committee also considers the backgrounds and qualifications of the directors considered as a group. Although the Company does not have a formal policy with regard to the consideration of diversity in identifying nominees, the Nominating and Corporate Governance Committee will consider whether the candidate assists in achieving a mix of members that represents a diversity of background and experience, including with respect to age, gender, international background, race and specialized experience. Accordingly, the Nominating and Corporate Governance Committee strives to ensure that the Board, when taken as a whole, provides a significant breadth of experience, knowledge and abilities that shall assist the Board in fulfilling its responsibilities. Nominees for the Board of Directors should be committed to enhancing long-term shareholder value and must possess a high level of personal and professional ethics, sound business judgment and integrity. The Nominating and Corporate Governance Committee may from time to time review the appropriate skills and characteristics required of board members, including such factors as business experience, diversity, personal skills in finance, marketing, international business, financial reporting and other areas that are expected to contribute to an effective board of directors. In evaluating potential candidates for the Board of Directors, the Nominating and Corporate Governance Committee considers these factors in the light of the specific needs of the Board of Directors at that time.
Procedure to be Followed by Shareholders in Submitting Director Candidate Recommendations
Any shareholder who desires the Nominating and Corporate Governance Committee to consider one or more candidates for nomination as a director should, either by personal delivery or by United States mail, postage prepaid, deliver a written recommendation addressed to the Chairman, DLH Holdings Corp. Nominating and Corporate Governance Committee at the Company’s principal executive offices not later than (i) with respect to an election to be held at an annual meeting of shareholders, 90 days prior to the anniversary date of the immediately preceding annual meeting or if an annual meeting has not been held in the preceding year, 90 days prior to the first Tuesday in April; and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. Each written recommendation should set forth: (a) the name and address of the shareholder making the recommendation and of the person or persons recommended; (b) the consent of such person(s) to serve as a director(s) of the Company if nominated and elected; and (c) a description of how the person(s) satisfy the General Criteria for consideration as a candidate.
Additional Criteria for Notice of Shareholder Nominees
In accordance with our By-Laws, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such shareholder’s intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company in accordance with the terms described in the preceding paragraph. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission (“SEC”); and (e) the consent of each nominee to serve as a director of the Company if so elected.
Shareholder Communications with the Board
Any shareholder may communicate with the Board of Directors in writing through the Company’s Corporate Secretary provided that the communication identifies the shareholder and the number and type of securities held by that shareholder. The Secretary reviews such communications, and forwards them to the Board of Directors unless the Secretary, in consultation with the Chief Executive Officer, determines that the communication is inappropriate for the Board’s consideration (for example, if it relates to a personal grievance or is unrelated to Company business). The Secretary maintains a permanent written record of all such shareholder communications received by the Secretary. This process was unanimously approved by the Nominating and Corporate Governance Committee of the Board of Directors (which is comprised of independent directors).
Attendance at Annual Meetings
All of the nominees for directors being voted upon at the annual meeting are directors standing for re-election. Except in the event of unexpected or unusual circumstances, all nominees and other directors are expected to be present at the annual meeting of shareholders. During the annual meeting of shareholders held on February 12, 2015, six of our directors were present.
Management Resources and Compensation Committee Interlocks
Mr. William H. Alderman, Dr. Elder Granger and Mr. Austin J. Yerks served on the Management Resources and Compensation Committee as of the end of the fiscal year ended September 30, 2015. There are no interlocks between our directors and directors of other companies.

Code of Ethics and Business Conduct
On June 20, 2003, we distributed a company-wide Code of Ethics and Business Conduct and Code of Ethics for our Chief Executive Officer and Chief Financial Officer. Additionally, both the Codes were posted on our internal intranet website and are available on our Internet web address, www.dlhcorp.com. These Codes were adopted by our Board of Directors, and provide employees with a confidential method of reporting suspected Code violations.

Procedures for Determining Executive and Director Compensation

As described above, the Compensation Committee, among other things, assists our Board of Directors in the discharge of its responsibilities with respect to compensation of our executive officers and non-employee directors. In accordance with its charter, the Compensation Committee has authority to determine the amount, form and terms of compensation of our Chief Executive Officer and other executive officers, and to take such action, and to direct us to take such action, as it deems necessary or advisable to compensate our Chief Executive Officer and other executive officers in a manner consistent with its determinations, and shall deliberate and vote on all such actions outside the presence of our Chief Executive Officer and other officers. The Compensation Committee is responsible for reviewing, at least annually, the performance of our Chief Executive Officer and other executive officers, including in light of any goals and objectives established for such performance, and, in light of such review, determining each officer’s compensation. In accordance with its charter, the Compensation Committee also has authority to establish our general compensation policies and practices and to administer plans and arrangements established pursuant to such policies and practices. In addition, it has authority to administer our equity compensation programs, including without limitation to recommend the adoption of such plans, to recommend the reservation of shares of our common stock for issuance thereunder, to amend and interpret such plans and the awards and agreements issued pursuant thereto, and to make awards to eligible persons under the plans and determine the terms of such awards, including any such awards to our Chief Executive Officer and other officers. With respect to non-employee director compensation, the Compensation Committee reviews such compensation practices and policies and makes recommendations to our Board of Directors as to the amount, form and terms of non-employee director compensation.

The Compensation Committee did not retain outside consultants during the 2015 fiscal year to assist it in implementing these policies or making specific decisions relating to executive compensation. However, the Compensation Committee does, from time to time, review general information regarding the compensation practices of other companies, including some that may compete with us for the services of its executives and employees and that information is a factor used by the Compensation Committee in its decisions and in its general oversight of compensation practices. In addition, in developing its understanding of the Company’s position within the marketplace for management talent and to assist it in making decisions to enable us to attract and retain a strong management team, the Compensation Committee reviews national compensation survey data, peer financial performance and compensation information, the Company’s financial performance both against its internal financial targets and its designated peer group, and internal compensation comparability among senior executives. However, it does not use that information to generate specific compensation amounts or targets. Instead, in each compensation decision, the committee exercises its business judgment regarding the appropriateness of types and amounts of compensation in light of the value to the company of specific individuals.

Within the context of the overall objectives of our compensation program, we determined the specific amounts of compensation to be paid to each of our executives during fiscal 2015 based on a number of factors including: our understanding of the amount of compensation generally paid by similarly situated companies to their executives with similar roles and responsibilities; our executives’ performance during the fiscal year in general and as measured against predetermined company and individual performance goals; the roles and responsibilities of our executives; the individual experience and skills of, and expected contributions from, our executives; the amounts of compensation being paid to our other executives; our executives’ historical compensation and performance at our company; and the contractual commitments we have made to our executives regarding compensation. Such information is reflected in the Summary Compensation Table under “Executive Compensation” below.

With respect to fiscal 2015 compensation for our executives, the Compensation Committee took into account recommendations made by the Board with respect to our Chief Executive Officer’s compensation, and considered recommendations from the Chief Executive Officer as well as the Board with respect to determinations of compensation paid to the other executive officers. The Compensation Committee reviews these recommendations and either approves or does not approve any compensation changes affecting officers of the Company. Our senior management generally applies a similar philosophy and similar policies to determine the compensation of officers and managers who are not executive officers and reports to the Compensation Committee regarding these matters. Further, members of management may provide information to the Compensation Committee that it believes will be helpful to the Compensation Committee in discussing agenda items.

The Compensation Committee may, in its sole discretion, select, retain, obtain the advice of, engage, compensate and terminate compensation consultants, legal counsel and such other advisors as it deems necessary and advisable to assist it in carrying out its responsibilities and functions. The Compensation Committee is directly responsible for the appointment, compensation and oversight of the work of any of its compensation consultants, legal counsel and other advisors. We are required to provide for appropriate funding, as determined by the Compensation Committee, for payment of reasonable compensation to any compensation consultant, legal counsel and other advisor retained by the Compensation Committee. To the extent required by the listing standards of the national securities exchange on which our common stock is then principally listed, before selecting or receiving advice from any compensation consultant, legal counsel or other advisor, the Compensation Committee must conduct an independence assessment in accordance with the rules of such national securities exchange.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own, directly or indirectly, more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities we issue. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file. Based solely on a review of the copies of such reports received by us, we believe that all Section 16(a) filing requirements applicable to our officers, directors and 10% shareholders were complied with during the 2015 fiscal year.
Director Compensation
For the fiscal year ended September 30, 2015, our non-executive directors were compensated as follows:
•The annual director fee for our non-executive directors is $20,000; effective December 22, 2015, the Board of Directors approved an increase in the amount of the annual director fee to $25,000;
•The Chairman of Board shall receive an additional $7,000 per year;
•The Chairman of the Audit Committee shall receive an additional $3,500 per year and the Chairman of the Management Resources and Compensation Committee and Chairman of the Nominating and Corporate Governance Committee each receive an additional $2,500 per year;
•For fiscal 2015, each non-executive director was granted 12,500 shares for service on the Board during such year. In addition, each non-executive director is eligible for an additional annual grant of 1,250 shares of restricted stock for each committee membership held by a non-executive director. Such shares are granted under the Company’s 2006 Long Term Incentive Plan. Further, our Chairman of the Board is granted an additional 2,500 shares of restricted stock under the 2006 Long Term Incentive Plan. These shares are fully vested on the date of grant, unless otherwise determined by the Management Resources and Compensation Committee;
•Reasonable and customary expenses incurred in attending the Board and committee meetings are reimbursable.
A summary of non executive compensation as of September 30, 2015, in whole dollars, is as follows:

Summary of Non-Executive Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
William H. Alderman	$22,500	$33,375	$—	$—	$—	$—	$55,875
Martin J. Delaney	$23,500	$33,375	$—	$—	$—	$—	$56,875
Elder Granger	$15,000	$—	$—	$—	$—	$—	$15,000
T. Stephen Johnson	$20,000	$36,713	$—	$—	$—	$—	$56,713
Frederick G. Wasserman	$27,000	$36,713	$—	$—	$—	$—	$63,713
Austin J. Yerks III	$21,458	$36,713	$—	$—	$—	$—	$58,171
___________________

(1)
On November 13, 2014, we granted an aggregate of 66,250 shares of restricted stock to our then-current non-executive directors as follows: Mr. Alderman-12,500 shares; Mr. Delaney-12,500 shares; Mr. Johnson-13,750 shares; Mr. Wasserman-13,750 shares; and Mr. Yerks-13,750 shares. The closing price of our common stock on such date was $2.67. “Stock Awards” reflect the portion of restricted stock grants awarded to non-employee directors under the Company’s 2006 Long Term Incentive Plan that was recognized by the Company as a compensation expense in fiscal year 2015 in accordance with FASB Accounting Standards Codification Topic 718: Compensation-Stock Compensation. The grant date fair value per share is the closing price for the Company’s stock on the grant date. A discussion of the methods used to calculate these values may be found in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended September 30, 2015.

Excludes issuance of 1,875 shares of common stock issued to Messrs. Alderman, Delaney, Johnson and Wasserman in November 2015 upon the satisfaction of vesting conditions pursuant to the terms of the restricted stock award granted May 30, 2008. Excludes restricted stock awards granted to our non-executive directors on December 22, 2015. On such date we granted a total of 92,500 shares of restricted stock to our non-executive directors as follows: Mr. Alderman-15,000 shares; Mr. Delaney-15,000 shares; Dr. Granger - 15,000 shares; Mr. Johnson-16,250 shares; Mr. Wasserman-16,250 shares; and Mr. Yerks-15,000 shares.

As of September 30, 2015, the outstanding number of restricted stock awards for our current non-employee directors was: Mr. Alderman-81,875; Mr. Delaney-83,750; Dr. Granger - 0; Mr. Johnson-71,250; Mr. Wasserman-85,625; and Mr. Yerks-26,250. Within this amount, at the end of the September 30, 2015 fiscal year, Messrs. Alderman and Wasserman each held 8,126 unvested restricted stock awards and Messrs. Delaney and Johnson each held 8,750 unvested restricted stock awards.

Report of the Audit Committee of the Board of Directors
The Audit Committee is comprised solely of independent directors, as defined in the Marketplace Rules of The Nasdaq Stock Market, and operates under a written charter. Management has the primary responsibility for the financial statements and the reporting process, including internal control systems. Our independent registered public accounting firm, WithumSmith+Brown, PC, is responsible for expressing an opinion as to the conformity of our audited financial statements with United States generally accepted accounting principles. In fulfilling its oversight responsibilities, the Audit Committee:
•Reviewed and discussed the audited financial statements with DLH’s management and its independent registered public accounting firm;
•Reviewed with the Company’s independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements in accordance with accounting principles generally accepted in the United States of America, their judgments as to the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, “Communications with Audit Committees”, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T;
•Discussed with the independent registered public accounting firm their independence from management and the Company and received from the independent registered public accountants the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, discussed with the independent registered public accounting firm any relationships that may impact their objectivity and independence, and satisfied itself as to the registered public accounting firm’s independence;

•Discussed with management and the independent registered public accountants the quality and adequacy of the Company’s internal controls and reviewed with the independent registered public accountants, their audit plans, audit scope and identification of audit risks; and
•Recommended to the Board of Directors of DLH, on the basis of the foregoing statements, that the audited financial statements be included in DLH’s Annual Report on Form 10-K for the fiscal year ended September 30, 2015 for filing with the SEC.

The Audit Committee:
Martin J. Delaney, Chair, Frederick G. Wasserman, Elder Granger, and T. Stephen Johnson
The presentation of this report of the Audit Committee does not constitute “soliciting material” and should not be deemed “filed” with the SEC or incorporated by reference into any other filing by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof, except to the extent we specifically incorporate this report by reference therein.
Business Experience of Executive Officers
Set forth below is information regarding each of our executive officers as of the Record Date. Further information about Mr. Parker is presented below under the heading “Business Experience of Board of Directors and Nominees”.

Name	Age	Position
Zachary C. Parker	58	President, Chief Executive Officer and Director
Kathryn M. JohnBull	56	Chief Financial Officer
John F. Armstrong	66	Executive Vice President
Kevin Wilson	50	President, DLH Solutions, Inc.
John F. Armstrong, FACHE joined DLH Holdings Corp. as its Executive Vice President on December 1, 2010 and leads our strategic partnerships corporate business development efforts. Mr. Armstrong has over three decades of in-depth experience (both public and private) in the military and the government services industry. Mr. Armstrong most recently served as director of the Sustainment and Health Services operation within Lockheed Martin Corporation from May 2008 to November 2010. Previously, from August 2002 to May 2008, he served as senior vice president of business development for Eagle Group International where he was instrumental in successfully growing the company to a competitive large business prior to being acquired by Lockheed Martin. Additionally, Mr. Armstrong served a distinguished career as an officer in the U.S. Army (Medical Services Corps), retiring as a Colonel in 2002. Mr. Armstrong is a fellow in the American College of Healthcare Executives and earned a Master of Business Administration degree from Marymount University, a Master of Arts from Ball State University and completed his undergraduate studies at the University of Central Florida.
Kathryn M. JohnBull was named Chief Financial Officer on June 25, 2012. She has over 25 years of experience within the government services market, principally with publicly‑traded companies which experienced substantial organic and acquisitive growth. From January 2008 to June 2012, Ms. JohnBull was a senior financial executive with QinetiQ North America, serving in both corporate and operating group roles, including as Senior Vice President-Finance for its overall operations. From August 2002 to December 2007, Ms. JohnBull served as Operations Segment Chief Financial Officer for MAXIMUS, Inc., a publicly‑traded provider of business process outsourcing, consulting and systems solutions. Prior industry positions, with emphasis on tax and treasury, were with BDM International, Inc. and United Defense. Ms. JohnBull is a certified public accountant and from 1985 to 1988 was with Arthur Andersen & Company as a tax manager and staff member. Ms. JohnBull received a Bachelor of Business Administration, summa cum laude, from the University of Tulsa.
Kevin Wilson was appointed as the President of our subsidiary DLH Solutions in October 2008, previously serving as the Director of DLH Solutions from June 2007 through September 2008. From January 2004 to June 2007, Mr. Wilson served as the Director of Strategic Alliances of government services provider SAIC, Inc., where he was responsible for business development in the domestic and foreign defense markets. From March 1997 to January 2004, Mr. Wilson was the Program Manager for a multiyear defense services contract with Endress Hauser Systems & Gauging. Mr. Wilson also worked at Tracer Research Corporation from January 1990 to March 1997, where he was Project Manager for the United States Air Force, Air Combat Command professional services contract. Mr. Wilson holds a BS in Business Marketing from Northwest Missouri State University.

Vote Required and Board Recommendation

The affirmative vote of the holders of a plurality of the shares of common stock voting at the annual meeting is required for the election of the seven nominees to the Board of Directors. The Board of Directors recommends that you vote FOR the seven nominees for election to the Board of Directors as described in this Proposal 1.

PROPOSAL 2
APPROVAL OF 2016 OMNIBUS EQUITY INCENTIVE PLAN

At the meeting, our stockholders will be asked to consider and vote upon a proposal to adopt the 2016 Omnibus Equity Incentive Plan (the “2016 Plan”) which will permit us to provide stock options and other equity awards to our employees, non-employee directors and eligible consultants.

Background

Following the recommendation of the Management Resources and Compensation Committee (the “Compensation Committee”) our board of directors approved the 2016 Plan on December 22, 2015, subject to stockholder approval. The Compensation Committee began to evaluate the adoption of a new equity-based compensation plan as the Company’s 2006 Long Term Incentive Plan (the “2006 Plan”) will expire in April 2016. In conducting its evaluation of a new equity plan, the Compensation Committee determined that the adoption of an omnibus equity incentive plan, which continued to provide the ability for the Company to offer equity-based incentive compensation to its directors, employees, executive officers and consultants was prudent. In addition, the Compensation Committee and board wished to continue to provide a flexible equity compensation program for all potential participants.

Following its assessment of the appropriate structure for an equity compensation plan, the Compensation Committee evaluated the appropriate number of shares of Common Stock to be reserved for issuance pursuant to a new equity compensation plan. Following detailed discussions of the Compensation Committee, the committee recommended that the board of directors adopt, subject to stockholder approval, the 2016 Plan. Our board of directors thereafter adopted, subject to stockholder approval, the 2016 Plan.

As of the Record Date, there were 2,249,750 options and restricted stock awards outstanding under the 2006 Plan and 771,597 shares remained available for awards under the 2006 Plan. In determining the aggregate number of shares to be authorized under the 2016 Plan, the board of directors sought to provide that the amount of shares authorized for issuance under the 2016 Plan not exceed the number of shares currently available for issuance under the 2006 Plan. Accordingly, the board determined that the maximum number of shares of common stock that would be available for awards under the 2016 Plan (subject to adjustment as described below) is 1,000,000 shares.
If approved, the 2016 Plan will replace the 2006 Plan as the company’s vehicle for granting equity awards to its employees, directors and consultants. If the proposal to adopt the 2016 Plan is approved by our stockholders, the 2016 Plan will immediately become effective and all future equity awards granted to our employees, directors and eligible consultants will be made pursuant to the 2016 Plan and shares remaining under our existing plans will no longer be available for grants under such plans. Holders of unexercised options or unvested stock awards granted under the 2006 Plan will be able to exercise those options or realize the award benefits in accordance with the terms of such grants.
Purposes of the 2016 Plan
The board believes that the Company competes with numerous other companies for a limited number of talented persons willing to join a board of directors or serve as executive officers of a public company. As a result, it is important that the company be able to provide incentives to such persons. Since we must carefully manage our cash resources, our board believes that equity compensation awards must play an important role in attracting employees, executives, board members and consultants. It is the board’s opinion that the grant of stock options and other equity awards has several attractive characteristics, both to the recipient and DLH. First, granting stock options and other equity awards provide incentives to individuals because they share in the growth of the Company. In this manner, employees, non-employee directors and consultants have the same interests as the stockholders of the Company. Second, the grant of equity-based awards preserves our cash resources. The board believes that the adoption of the 2016 Plan is in the best interests of the Company and its stockholders.

Summary of the 2016 Plan

The following summary of the principal features of the 2016 Plan is qualified in its entirety by reference to the full text of the 2016 Plan which is attached to this proxy statement as Appendix A.
Purpose of the Plan. The purpose of the 2016 Plan is to assist us and our subsidiaries in attracting and retaining selected individuals who, serving as our employees, directors, consultants and/or advisors, are expected to contribute to our success and to achieve long-term objectives which will benefit our stockholders through the additional incentives inherent in the awards under the 2016 Plan.
Shares Available. The maximum number of shares of our common stock that are available for awards under the 2016 Plan (subject to the adjustment provisions described under “Adjustments upon Changes in Capitalization” below), is 1,000,000 shares. If any shares of common stock subject to an award under the 2016 Plan are forfeited, expire or are settled for cash (in whole or in part), the shares subject to the award may be used again for awards under the 2016 Plan to the extent of the forfeiture, expiration or cash settlement.
Shares of our common stock under awards made under the 2016 Plan in substitution or exchange for awards granted by a company acquired by us or a subsidiary, or with which we or a subsidiary combine, do not reduce the maximum number of shares that are available for awards under the 2016 Plan. In addition, if a company acquired by us or a subsidiary, or with which we or a subsidiary combine, has shares remaining available under a plan approved by its stockholders, the available shares (adjusted to reflect the exchange or valuation ratio in the acquisition or combination) may be used for awards under the 2016 Plan and will not reduce the maximum number of shares of our common stock that are available for awards under the 2016 Plan; provided, however, that awards using such available shares shall not be made after the date awards or grants could have been made under the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not our employees or directors prior to the acquisition or combination.
Eligibility. Options, stock appreciation rights (“SARs”), restricted stock awards, restricted stock unit awards, other share-based awards and performance awards may be granted under the 2016 Plan. Options may be either “incentive stock options,” as defined in Section 422 of the Code, or non-qualified stock options. Awards may be granted under the 2016 Plan, as determined by the compensation committee, to any employee, non-employee member of our board of directors, consultant or advisor who is a natural person and provides services to us or a subsidiary, except for incentive stock options which may be granted only to employees.
Limits on Awards to Participants. Subject to adjustment as provided for in the 2016 Plan, no participant may (i) be granted options or SARs during any 12-month period with respect to more than 350,000 shares and (ii) earn more than 350,000 shares for each twelve (12) months in the vesting period or performance period with respect to restricted stock awards, restricted stock unit awards, performance awards and/or other share-based awards that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in shares. In addition to the foregoing, the maximum dollar value that may be earned by any Participant for each twelve (12) months in a performance period with respect to performance awards that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in cash is $1,000,000. If an award is canceled, the canceled award shall continue to be counted toward the applicable limitation.
Administration. Subject to the reservation of authority by our board of directors to administer the 2016 Plan and act as the committee thereunder, the 2016 Plan will be administered by the Compensation Committee (or a subcommittee) which shall consist of at least two members of our board of directors, each of whom must qualify as a “non-employee director” under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, an “outside director” under Section 162(m) of the Code (to the extent the board of directors has members meeting such qualifications) and an “independent director” under the rules of the principal U.S. national securities exchange on which our common stock is traded (the “Principal Exchange”), to the extent required by such rules (the “Committee”). The Committee has the authority to determine the terms and conditions of awards, and to interpret and administer the 2016 Plan. The Committee may (i) delegate to a committee of one or more directors the right to make awards and to cancel or suspend awards and otherwise take action on its behalf under the 2016 Plan (to the extent not inconsistent with applicable law, including Section 162(m) of the Code, and the rules of the Principal Exchange), and (ii) to the extent permitted by law, delegate to an executive officer or a committee of executive officers the right to make awards to employees who are not directors or executive officers and the authority to take action on behalf of the Committee pursuant to the 2016 Plan to cancel or suspend awards under the 2016 Plan to key employees who are not directors or executive officers of the company.
Stock Options. The Committee may grant either non-qualified stock options or incentive stock options. A stock option entitles the recipient to purchase a specified number of shares of our common stock at a fixed price subject to terms and conditions set by the Committee. The purchase price of shares of common stock covered by a stock option cannot be less than

100% of the fair market value of the common stock on the date the option is granted; provided, however, that in the case of an incentive stock option granted to a participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the company or any subsidiary, the option price per share shall be no less than 110% of the fair market value of one share on the date of grant. Fair market value of the common stock is generally equal to the closing price for the common stock on the Principal Exchange on the date the option is granted (or if there was no closing price on that date, on the last preceding date on which a closing price was reported). As of the Record Date, the closing price of a share of our common stock on the Nasdaq Capital Market was $3.88 per share. Options are subject to terms and conditions set by the Committee.
The 2016 Plan permits payment of the purchase price of stock options to be made by cash or cash equivalents, shares of our common stock previously acquired by the participant, any other form of consideration approved by the Committee and permitted by applicable law (including withholding of shares of common stock that would otherwise be issued on exercise), or any combination thereof. Options granted under the 2016 Plan expire no later than 10 years from the date of grant.
Stock Appreciation Rights. The Committee is authorized to grant SARs in conjunction with a stock option or other award granted under the 2016 Plan, and to grant SARs separately. The grant price of a SAR may not be less than 100% of the fair market value of a share of our common stock on the date the SAR is granted. The term of an SAR may be no more than 10 years from the date of grant. SARs are subject to terms and conditions set by the Committee. Upon exercise of an SAR, the participant will have the right to receive the excess of the fair market value of the shares covered by the SAR on the date of exercise over the grant price. Payment may be made in cash, shares of our common stock or other property, or any combination thereof, as the Committee may determine. Shares issued upon the exercise of SARs are valued at their fair market value as of the date of exercise.
Restricted Stock Awards. Restricted stock awards may be issued either alone or in addition to other awards granted under the 2016 Plan, and are also available as a form of payment of performance awards and other earned cash-based incentive compensation. The Committee determines the terms and conditions of restricted stock awards, including the number of shares of common stock granted, and conditions for vesting that must be satisfied, which may be based principally or solely on continued provision of services, and also may include a performance-based component. Unless otherwise provided in the award agreement, the holder of a restricted stock award will have the rights of a stockholder from the date of grant of the award, including the right to vote the shares of common stock and the right to receive distributions on the shares (subject to the requirements for dividends on restricted stock awards that vest based on the achievement of performance goals as described under “Dividends; Dividend Equivalents” below). Except as otherwise provided in the award agreement, any shares or other property (other than cash) distributed with respect to the award will be subject to the same restrictions as the award (subject to the requirements for dividends on restricted stock awards that vest based on the achievement of performance goals as described under “Dividends; Dividend Equivalents” below).
Restricted Stock Unit Awards. Awards of restricted stock units having a value equal to an identical number of shares of common stock may be granted either alone or in addition to other awards granted under the 2016 Plan, and are also available as a form of payment of performance awards granted under the 2016 Plan and other earned cash-based incentive compensation. The Committee determines the terms and conditions of restricted stock units, including conditions for vesting that must be satisfied, which may be based principally or solely on continued provision of services, and also may include a performance-based component. The holder of a restricted stock unit award will not have voting rights with respect to the award. Except as otherwise provided in the award agreement, any shares or other property (other than cash) distributed with respect to the award will be subject to the same restrictions as the award (subject to the requirements for dividend equivalents on restricted stock unit awards that vest based on the achievement of performance goals as described under “Dividends; Dividend Equivalents” below).
Other Share-Based Awards. The 2016 Plan also provides for the award of shares of our common stock and other awards that are valued by reference to our common stock or other property (“Other Share-Based Awards”). Such awards may be granted above or in addition to other awards under the 2016 Plan. Other Share-Based Awards may be paid in cash, shares of our common stock or other property, or a combination thereof, as determined by the Committee. The Committee determines the terms and conditions of Other Share-Based Awards, including any conditions for vesting that must be satisfied.
Performance Awards. Performance awards provide participants with the opportunity to receive shares of our common stock, cash or other property based on performance and other vesting conditions. Performance awards may be granted from time to time as determined at the discretion of the Committee. Subject to the share limit and maximum dollar value set forth above under “Limits on Awards to Participants,” the Committee has the discretion to determine (i) the number of shares of common stock under, or the dollar value of, a performance award and (ii) the conditions that must be satisfied for grant or for vesting, which typically will be based principally or solely on achievement of performance goals.
Performance Criteria. At the Committee’s discretion, performance goals for restricted stock awards, restricted stock units,

performance awards or other share-based awards may be based on the attainment of specified levels of one or more of the following criteria: (a) earnings per share; (b) operating income (before or after taxes); (c) net income (before or after taxes); (d) net sales; (e) cash flow; (f) gross profit; (g) gross profit return on investment; (h) gross margin return on investment; (i) gross margin; (j) working capital; (k) earnings before interest and taxes; (l) earnings before interest, tax, depreciation and amortization (which may also include adjustments to reflect special or other items, or any combination of any or all of the foregoing); (m) return on equity; (n) return on assets; (o) return on capital; (p) return on invested capital; (q) net revenues; (r) gross revenues; (s) new business awards bookings and/or backlog; (t) revenue growth or product revenue growth; (u) total shareholder return; (v) appreciation in and/or maintenance of the company’s market capitalization; (w) cash flow or cash flow per share (before or after dividends); (x) economic value added; (y) the fair market value of the shares of the company’s common stock; (z) the growth in the value of an investment in the company’s common stock assuming the reinvestment of dividends; (aa) reduction in expenses or improvement in or attainment of expense levels or working capital levels; (bb) financing and other capital raising transactions; (cc) debt reductions; (dd) regulatory achievements (including submitting or filing applications or other documents with regulatory authorities, having any such applications or other documents accepted for review by the applicable regulatory authority or receiving approval of any such applications or other documents); or (ee) strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property). The performance goals may be based solely by reference to our performance or the performance of one or more of our subsidiaries, divisions, business segments or business units, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude under the terms of the performance awards the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to our operations or not within the reasonable control of our management, or (iii) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles.
Dividends; Dividend Equivalents. Awards other than options and SARs may, if determined by the Committee, provide that the participant will be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to cash, stock, or other property dividends declared with respect to shares of common stock covered by an award. The Committee may provide that such amounts will be deemed to have been reinvested in additional shares of common stock or otherwise, and that they are subject to the same vesting or performance conditions as the underlying award. Any dividends or dividend equivalents provided with respect to performance awards or restricted stock, restricted stock units or other share-based awards that are subject to the attainment of specified performance goals will be subject to the same restrictions and risk of forfeiture as the underlying awards.
No Repricing. The 2016 Plan prohibits option and SAR repricings (other than to reflect stock splits, spin-offs or other corporate events described under “Adjustments upon Changes in Capitalization” below, or in connection with a change in control of the company) unless stockholder approval is obtained. For purposes of the 2016 Plan, a “repricing” means a reduction in the exercise price of an option or the grant price of a SAR, the cancellation of an option or SAR in exchange for cash or another award under the 2016 Plan if the exercise price or grant price of the option or SAR is greater than the fair market value of our common stock (except in connection with a change in control, or for awards granted in assumption of or in substitution for awards previously granted by a company acquired by the company or a subsidiary or with which the company or a subsidiary combines), or any other action with respect to an option or SAR that may be treated as a repricing under the rules of the Principal Exchange.
Nontransferability of Awards. No award under the 2016 Plan, and no shares subject to awards that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, is transferable other than by will or the laws of descent and distribution, and an award may be exercised during the participant’s lifetime only by the participant or the participant’s estate, guardian or legal representative, except that the Committee may provide in an award agreement that a participant may transfer an award without consideration to certain family members, family trusts, or other family-owned entities, or for charitable donations under such terms and conditions determined by the Committee.
Adjustments upon Changes in Capitalization. In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in our corporate structure affecting our common stock or the value thereof, appropriate adjustments to the 2016 Plan and awards will be made as the Committee determines to be equitable and appropriate, including adjustments in the number and class of shares of stock available for awards under the 2016 Plan, the number, class and exercise or grant price of shares subject to awards outstanding under the 2016 Plan, and the limits on the number of awards that any person may receive.
Adjustments upon Merger or Change in Control. The 2016 Plan provides that in the event of a merger with or into another corporation or “change in control,” including the sale of all or substantially all of our assets, unless otherwise provided in an award agreement, in the event of a change in control in which the successor company assumes or substitutes for an option, stock appreciation right, restricted stock award, restricted stock unit award or other share-based award, if a participant’s employment or service as a director with such successor company terminates within 24 months following such change in control (or such other period set forth in the award agreement): (i) options and stock appreciation rights outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for 24 months (or such other period of time set forth in the award agreement), (ii) the restrictions, limitations and other conditions applicable to restricted stock and restricted stock units outstanding as of the date of such termination of employment shall lapse and such awards shall become free of all restrictions, and (iii) the restrictions, limitations and other conditions applicable to any other share-based awards or any other awards shall lapse, and such awards shall become free of all restrictions. However, unless otherwise provided in an award agreement, in the event of a change in control, if the successor company does not assume or substitute for an option, stock appreciation right, restricted stock award, restricted stock unit award or other share-based award, then immediately prior to the change in control: (i) those options and stock appreciation rights outstanding as of the date of the change in control that are not assumed or substituted for shall immediately vest and become fully exercisable, (ii) restrictions, limitations and other conditions applicable to restricted stock and restricted stock units that are not assumed or substituted for shall lapse and the restricted stock and restricted stock units shall become free of all restrictions, and (iii) the restrictions, other limitations and other conditions applicable to any other share-based awards or any other awards that are not assumed or substituted for shall lapse, and such other share-based awards or such other awards shall become free of all restrictions.
Termination of Employment. Subject to the parameters set forth in the 2016 Plan, the Committee will determine and set forth in the award agreement whether any awards will continue to be exercisable, and the terms of such exercise, on and after the date the participant ceases to be employed by, or to otherwise provide services to, us, whether by reason of death, disability, voluntary or involuntary termination of employment or service, or otherwise.
Amendment and Termination. The 2016 Plan will be effective upon the date of stockholder approval and may be amended or terminated by our board of directors except that stockholder approval is required for any amendment to the 2016 Plan which increases the number of shares of common stock available for awards under the 2016 Plan, expands the types of awards available under the 2016 Plan, materially expands the class of persons eligible to participate in the 2016 Plan, permits the grant of options or SARs with an exercise or grant price of less than 100% of fair market value on the date of grant, amends the provisions of the 2016 Plan prohibiting the repricing of options and SARs as described above, increases the limits on shares subject to awards, or otherwise materially increases the benefits to participants under the 2016 Plan. No amendment or termination may materially impair a participant’s rights under an award previously granted under the 2016 Plan without the written consent of the participant. The 2016 Plan will expire on the tenth anniversary of the Effective Date, except with respect to awards then outstanding, and no further awards may be granted thereafter.

Federal Income Tax Consequences

The following discussion summarizes certain federal income tax considerations of awards under the 2016 Plan. However, it does not purport to be complete and does not describe the state, local or foreign tax considerations or the consequences for any particular individual.
Stock Options. A participant does not realize ordinary income on the grant of a stock option. Upon exercise of a non-qualified stock option, the participant will realize ordinary income equal to the excess of the fair market value of the shares of common stock over the option exercise price. The cost basis of the shares acquired for capital gain treatment is their fair market value at the time of exercise. Upon exercise of an incentive stock option, the excess of the fair market value of the shares of common stock acquired over the option exercise price will be an item of tax preference to the participant, which may be subject to an alternative minimum tax for the year of exercise. If no disposition of the shares is made within two years from the date of granting of the incentive stock option or within one year after the transfer of the shares to the participant, the participant does not realize ordinary income for tax purposes as a result of exercising the incentive stock option. Instead, the sale of the shares will be a capital transaction. In this case, the tax basis of the shares received for capital gain treatment is the option exercise price and any gain or loss realized on the sale of the shares is long-term capital gain or loss. If the recipient disposes of the shares of common stock acquired upon exercise of the incentive stock option within either of the time periods described above, the recipient will generally realize as ordinary income an amount equal to the lesser of (i) the fair market value of such shares of common stock on the date of exercise over the exercise price, or (ii) the amount realized upon disposition over the exercise price.
Stock Appreciation Rights. No ordinary income will be realized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant will realize ordinary income in an amount equal to the sum of the amount of any cash received and the fair market value of the shares of common stock or other property received upon the exercise.
Restricted Stock, Performance and Restricted Stock Unit Awards. The participant will not realize ordinary income on the grant of a restricted stock award (or a performance award if the shares of common stock are issued on grant), but will realize ordinary income when the shares subject to the award become vested in an amount equal to the excess of (i) the fair market value of the shares on the vesting date over (ii) the purchase price, if any, paid for the shares. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income in the year the shares are granted an amount equal to the excess of (i) the fair market value of the shares on the date of issuance, over (ii) the purchase price, if any, paid for the shares. If the Section 83(b) election is made, the participant will not realize any additional taxable income when the shares become vested. The participant will not realize ordinary income on the grant of a restricted stock unit award (or a performance award under which shares of common stock are not issued on grant), but will realize ordinary income when the shares subject to the award are issued to the participant after they become vested. The amount of ordinary income will be equal to the excess of (i) the fair market value of the shares on the date they are issued over (ii) the purchase price, if any, paid for the award. Upon disposition of shares of common stock acquired under a restricted stock award, performance award or restricted stock unit award, the participant will realize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for the shares plus any amount realized as ordinary income upon grant (or vesting) of the shares.
Company Tax Deduction. We generally will be entitled to a tax deduction in connection with an award under the 2016 Plan, subject to the provisions of Section 162(m) of the Code, in an amount equal to the ordinary income realized by a participant at the time the participant realizes such income (for example, on the exercise of a non-qualified stock option). Section 162(m) of the Code may limit the deductibility of compensation paid to the company’s chief executive officer and to each of the next three most highly compensated executive officers other than the company’s chief financial officer. Under Section 162(m) of the Code, the annual compensation paid to any of these executives will be deductible to the extent that it does not exceed $1,000,000 or if the compensation is “performance-based compensation” under Section 162(m) of the Code. Compensation attributable to stock options and SARs under the 2016 Plan should qualify as performance-based compensation if the awards are made by the Committee (provided the Committee is composed of “outside directors” as defined in Section 162(m) of the Code) and the exercise or grant price of the award is no less than the fair market value of our common stock on the date of grant. Compensation attributable to restricted stock awards, restricted stock unit awards and performance awards should qualify as performance-based compensation if (i) the compensation is approved by the Committee, (ii) the compensation is paid only upon the achievement of an objective performance goal established in writing by the Committee while the outcome is substantially uncertain, and (iii) the Committee certifies in writing prior to the payment of the compensation that the performance goal has been satisfied.
New Plan Benefits
No awards have been granted to date under the 2016 Plan. Because awards to be granted in the future under the 2016 Plan are at the discretion of the Compensation Committee, it is not possible to determine the benefits or the amounts to be received under the 2016 Plan by our officers or employees. Pursuant to its non-employee director compensation policy, the company makes an annual grant to its non-employee directors of restricted stock under the 2006 Plan. The Company intends to continue such practice and make such awards under the 2016 Plan, provided the 2016 Plan is approved by the stockholders. For a fuller description of the Company’s non-employee director compensation program, see the discussion above under the caption “Director Compensation-Summary of Non-Executive Director Compensation”.
During the fiscal year ended September 30, 2015, the following table sets forth awards granted to the persons or groups specified below under our 2006 Plan.

Name and Position	Number of Shares of Common Stock Underlying Options Granted	Number of Shares of Common Stock Underlying Restricted Stock Granted
Named Executive Officers:
Zachary C. Parker, Chief Executive Officer	—	—
Kathryn M. JohnBull, Chief Financial Officer	—	—
John F. Armstrong, Executive Vice President	—	—
Kevin Wilson, President, DLH Solutions	—	—
All named executive officers as a group	—	—
All non-employee directors as a group	—	66,250
All non-executive officer employees as a group	—	—

Registration under the Securities Act of 1933

We plan to register the securities issuable under the 2016 Plan pursuant to a registration statement on Form S-8 as soon as practicable following stockholder approval of the 2016 Plan.

Interest of Certain Persons

Each of our directors and executive officers would be eligible to participate in the 2016 Plan. As a result, approval of the 2016 Plan impacts each of our directors and executive officers and each of them has a personal interest in this proposal and its approval by our stockholders.

Vote Required and Board Recommendation

Approval of this proposal to adopt the 2016 Plan requires the affirmative vote of a majority of the votes cast at the Annual Meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE 2016 OMNIBUS EQUITY INCENTIVE PLAN.

PROPOSAL 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION
We are providing our shareholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “say-on-pay,” is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).
Our executive compensation programs are designed to attract, motivate, and retain our executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of our near-term and longer-term financial and strategic goals and for driving corporate financial performance and stability. The programs contain elements of cash and equity‑based compensation and are designed to align the interests of our executives with those of our shareholders.
The “Executive Compensation” section of this proxy statement describes in detail our executive compensation programs and the decisions made by the Management Resources and Compensation Committee with respect to the fiscal year ended September 30, 2015. As we describe in this section of the proxy statement, our executive compensation program incorporates a pay‑for‑performance philosophy that supports our business strategy and aligns the interests of our executives with our shareholders. The Board believes this link between compensation and the achievement of our near- and long-term business goals has helped drive our performance over time. At the same time, we believe our program does not encourage excessive risk-taking by management.
Our Board of Directors is asking shareholders to approve a non-binding advisory vote on the following resolution:
RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the disclosure under “Executive Compensation”, the compensation tables and accompanying narrative disclosure, and any related material disclosed in this proxy statement, is hereby approved.
As an advisory vote, this proposal is not binding. The outcome of this advisory vote will not overrule any decision by the Company or the Board of Directors (or any committee thereof), create or imply any change to the fiduciary duties of the Company or the Board of Directors (or any committee thereof), or create or imply any additional fiduciary duties for the Company or the Board of Directors (or any committee thereof). However, our Management Resources and Compensation Committee and Board of Directors value the opinions expressed by our shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.
Section 14A of the Exchange Act also requires that shareholders have the opportunity, at least once every six years, to cast an advisory vote with respect to whether future executive compensation advisory votes will be held every one, two, or three years. At our Annual Meeting of Shareholders held on February 14, 2013, our shareholders indicated their preference for an advisory vote on the compensation of our named executive officers to be held annually, which annual frequency was also the recommendation of our Board.  Our Board subsequently confirmed that we will hold an advisory vote on the compensation of our named executive officers on an annual basis until the next required vote on the frequency of such advisory votes, or until the Board otherwise determines that a different frequency for such votes is in the best interests of our stockholders.

Vote Required and Board Recommendation
On this non-binding matter, the affirmative vote of at least a majority of the votes cast at the annual meeting is required to approve this Proposal 3. The Board of Directors believes that voting for the compensation of our named executive officers is in the best interest of the Company and the best interests of our shareholders, and therefore, recommends a vote FOR this proposal.
PROPOSAL 4
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
WithumSmith+Brown, PC has served as our independent registered public accounting firm since July 2007. The Audit Committee of our Board of Directors has selected WithumSmith+Brown, PC as our independent registered public accountants for the fiscal year ending September 30, 2016, and has further directed that management submit the selection of WithumSmith+Brown, PC as our independent registered public accounting firm for ratification by the shareholders at the annual meeting. Shareholder ratification of the selection of WithumSmith+Brown, PC as our independent registered public accounting firm is not required by our bylaws, New Jersey corporate law or otherwise. The Board of Directors has elected to seek such ratification as a matter of good corporate practice. Should the shareholders fail to ratify the selection of WithumSmith+Brown, PC as our independent registered public accounting firm, the Audit Committee will reconsider whether to retain that firm for fiscal 2016. Even if the selection is ratified, our Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of our shareholders and the Company. Representatives of WithumSmith+Brown, PC are expected to be present in person at the annual meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Principal Accountant Fees and Services
The Audit Committee of the Board of Directors of DLH has selected WithumSmith+Brown, PC, as its independent registered public accounting firm for the current fiscal year. During the 2015 fiscal year, the audit services provided by WithumSmith+Brown, PC consisted of examination of financial statements, services relative to filings with the Securities and Exchange Commission, and consultation in regard to various accounting matters. The following table presents the total fees for professional audit and non-audit services rendered by our independent registered public accounting firm for the years ended September 30, 2015 and 2014, and fees for other services rendered by our independent registered public accounting firm during those periods.

	Year Ended September 30,
	2015	2014
Audit Fees (1)	$165,470	$196,950
Audit‑Related Fees (2)	42,500	36,250
Tax Fees (3)	9,000	8,000
All Other Fees (4)	—	—
Total	$216,970	$241,200
________________________

(1)
“Audit Fees” consist of fees for professional services rendered for the audit of the Company’s annual financial statements, review of the interim financial statements included in quarterly reports, and services that are normally provided by the Company’s independent registered public accounting firm in connection with statutory and regulatory filings.

(2)
“Audit‑Related Fees” consist of fees for services that are traditionally performed by the independent registered public accounting firm, including fees billed or accrued primarily for employee benefit plan audits and other attestation services.

(3)	“Tax Fees” consist of fees for professional services rendered for tax compliance, tax advice and tax planning.

(4)	“All Other Fees” consist of fees for those services not captured in the audit, audit‑related and tax categories. The Company generally does not request such services from the independent auditors.

Our Audit Committee has determined that the services provided by our independent registered public accounting firm and the fees paid to them for such services has not compromised the independence of our independent registered public accounting firm.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services
Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre‑approve all audit and permissible non‑audit services provided by the independent registered public accounting firm. Prior to engagement of the independent registered public accounting firm for the next year’s audit, management will submit a detailed description of the audit and permissible non‑audit services expected to be rendered during that year for each of four categories of services provided by the independent registered public accounting firm to the Audit Committee for approval. The four categories of services provided by the independent registered public accounting firm are as defined in the footnotes to the fee table set forth above. In addition, management will also provide to the Audit Committee for its approval a fee proposal for the services proposed to be rendered by the independent registered public accounting firm. Prior to the engagement of the independent registered public accounting firm, the Audit Committee will approve both the description of audit and permissible non-audit services proposed to be rendered by the independent registered public accounting firm and the budget for all such services. The fees are budgeted and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires separate pre-approval before engaging the independent registered public accounting firm. To ensure prompt handling of unexpected matters, the Audit Committee may delegate pre‑approval authority to one or more of its members. The member to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.
Vote Required and Board Recommendation
The affirmative vote of the holders of a majority of the votes cast at the annual meeting is required for the ratification of WithumSmith+Brown, PC as our independent registered public accounting firm for fiscal 2016. The Board of Directors recommends that you vote FOR the ratification of WithumSmith+Brown, PC as our independent registered public accounting firm for fiscal 2016 as described in this Proposal 4.
EXECUTIVE COMPENSATION
This section provides information, in tabular and narrative formats specified in applicable SEC rules, regarding the amounts of compensation paid to each of our named executive officers and related information. As a smaller reporting company, the Company has presented such information in accordance with the scaled disclosure requirements permitted under applicable SEC regulations.
Summary Compensation Table
The following table sets forth certain information concerning all cash and non-cash compensation awarded to, earned by or paid to our each of our named executive officers during the two year period ended September 30, 2015:

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Stock Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Zachary C. Parker,	2015	$317,533	—	—	$16,087	$291,779	$2,940	$628,339
President and Chief Executive Officer	2014	$316,388	—	—	$62,664	$209,409	$2,940	$591,401

Kathryn M. JohnBull,	2015	$236,267	—	—	$192,497	$128,492	$2,590	$559,846
Chief Financial Officer	2014	$233,147	—	—	$76,020	$111,289	$2,240	$422,696

John F. Armstrong,	2015	$215,000	—	—	$15,306	$116,935	$3,080	$350,321
Executive Vice President	2014	$215,000	—	—	$72,866	$101,279	$3,080	$392,225

Kevin Wilson, (6)	2015	$210,000	—	—	$0	$114,214	$22,360	$346,574
President, DLH Solutions, Inc.	2014	$209,769	—	—	$112,562	$98,924	$21,552	$442,807
__________________________

(1)	“Salary” is comprised of the cash salary paid to the named executive officers during fiscal 2015 and 2014.

(2)
“Stock Awards” reflect the portion of restricted stock grants awarded to named executive officers under the Company’s 2006 Long Term Incentive Plan that was recognized by the Company as a compensation expense in fiscal year 2015 and 2014 in accordance with FASB Accounting Standards Codification Topic 718: Compensation-Stock Compensation, and thus may include amounts from awards granted in and prior to 2015. A discussion of the methods used to calculate these values may be found in the Notes to Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2015.

(3)
Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended September 30, 2015 computed in accordance with FASB Accounting Standards Codification Topic 718: Compensation-Stock Compensation, and thus may include amounts from awards granted in and prior to 2015. A discussion of the methods used to calculate these values may be found in the Notes to Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2015.

(4)
The amounts represent the cash performance bonuses awarded to the named executive officers, which are discussed below. Such cash awards were made to the named executive officers in the discretion of the Company’s Board of Directors as recommended by the Management Resources and Compensation Committee, subject to certain performance and EBITDA requirements.

(5)
“All Other Compensation” consists of compensation received from employer matching contributions to the Company’s 401(k) Plan, long term disability insurance premiums and life insurance premiums paid by the Company for each named executive officer.

(6)	Amounts reported under All Other Compensation include $21,000 during 2015 and $20,200 during 2014 related to accrued but unused vacation time that was paid out in cash.
Narrative Discussion to Summary Compensation Table
Overview
The Summary Compensation Table above quantifies the amount or value of the different forms of compensation earned by or awarded to our named executive officers in fiscal 2015 and 2014 and provides a dollar amount for total compensation. Descriptions of the material terms of each named executive officer’s employment agreement and related information is provided under “Employment Agreements with named executive officers” below. The agreements provide the general framework and some of the specific terms for the compensation of the named executive officers. Approval of the Management Resources and Compensation Committee (the “Compensation Committee”) and/or the Board of Directors is required prior to our entering into employment agreements with its executive officers or amendments to those agreements. However, many of the decisions relating to compensation for a specific year are made by the Compensation Committee and are implemented without changes to the general terms of employment set forth in those agreements.
Awards of options or shares of restricted stock were granted under our 2006 Long Term Incentive Plan, as amended (the “2006 Plan”). Restricted stock awards contain restrictions on transferability which lapse in accordance with the terms of the award agreement. Holders of shares of restricted stock have voting power and the right to receive dividends, if any, that are declared on those shares which are vested. The 2006 Plan is administered by the Compensation Committee. The Compensation Committee has authority to interpret the plan provisions and make all required determinations under those plans. This authority includes making required proportionate adjustments to outstanding awards upon the occurrence of certain corporate events such as reorganizations, mergers and stock splits. Awards granted under the 2006 Plan are generally only transferable to a beneficiary of a Plan participant upon his or her death. However, the committee may establish procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable laws.

Say-on-Pay

Beginning in 2013, we gave our shareholders an opportunity to provide feedback on our executive compensation program and related proxy disclosure through an advisory vote at our annual shareholders meeting. Shareholders were asked to approve, on an advisory basis, the compensation paid to our named executive officers. A significant percentage of stockholders have indicated approval of the compensation of the named executive officers, with approximately 94% of the votes of the shares present or represented and voting on such matter cast in favor of the proposal at our 2015 annual shareholders meeting. In light of the results of the advisory vote, the Compensation Committee approached decisions regarding executive compensation policies and decisions for 2015 in a manner consistent with 2014.

Base Salary

Base salary for each of our named executive officers are generally determined by the employment agreements that we have entered into with each of them; however, the Compensation Committee retains discretion to adjust annual base salary in a manner consistent with the parameters set forth in such employment agreements. For the year ended September 30, 2015, base salary paid to each of our named executive officers is as set forth in the Summary Compensation Table, above, which amounts are consistent with each officer’s employment agreement with us. The Compensation Committee may increase base salary payable to each of our named executive officers in its discretion based on its assessment of the Company’s performance. Consistent with his employment agreement, during fiscal 2014, we increased the base salary payable to our Chief Executive Officer to $317,520 due to our achieving the positive net income targets provided for in such agreement. In addition, the Compensation Committee increased the base salary payable to our Chief Financial Officer by 5% to $236,250 per annum effective January 1, 2014. Also during our 2014 fiscal year we entered into new employment agreements with John F. Armstrong, our Executive Vice President, and Kevin L. Wilson, the President of DLH Solutions, Inc. Under these agreements, Mr. Armstrong was entitled to a 5% increase in base salary upon the achievement of performance goals as specified in his agreement and Mr. Wilson was awarded a 5% increase in his base salary effective for the fiscal year ending September 30, 2014. The base salary paid to each of our named executive officers for fiscal 2015 was based on these agreements.

Effective October 1, 2015, we approved increases in the base salaries payable to each of our Chief Executive Officer and Chief Financial Officer equal to 4% of their then-current base salaries. Further, on September 28, 2015, we entered into an agreement with Kevin Wilson, the President of the DLH Solutions subsidiary, to amend our current employment agreement with him to provide for a two year extension of the term of such agreement. After giving effect to this amendment, our employment agreement with Mr. Wilson will expire September 30, 2017. Additionally, effective as of October 1, 2015, pursuant to this amendment, the base salary payable to Mr. Wilson will be $216,300 per annum. In addition, on September 30, 2015, we entered into an agreement with John F. Armstrong, our Executive Vice President, to amend our current employment agreement with him to provide for a two year extension of the term of such agreement. After giving effect to this amendment, our employment agreement with Mr. Armstrong will expire November 30, 2017. Additionally, effective as of October 1, 2015, pursuant to the employment agreement amendment, the base salary payable to Mr. Armstrong will be $225,750 per annum.

A more detailed discussion of our employment agreements with each of our named executive officers is set forth below under the caption “Employment Agreements with Named Executive Officers”.

Performance Bonuses
The Compensation Committee may grant bonuses to our named executive officers and other employees to be identified from time to time by the Chief Executive Officer. Bonus awards available to our named executive officers are initially described in the our employment agreements with such persons in order to provide for the payment of a bonus that is linked to achievement of key performance objectives as approved by the Compensation Committee. The goal of this program is to reward personnel by providing further compensation based on the achievement of goals that the Compensation Committee and the Board of Directors believe correlate closely with the growth of long-term shareholder value. In addition, as described in greater detail below under “Employment Agreements with Named Executive Officers”, from time to time we have agreed to guarantee bonus payments in written employment agreements entered into with certain of our named executive officers.
Target corporate performance metrics are approved by the Compensation Committee and are linked to the corresponding terms in our employment agreements with our named executive officers and are based on achievement of key objectives (e.g. revenue, gross margin, and adjusted EBITDA and net bookings performance targets) established by the Compensation Committee for each fiscal year. The Compensation Committee will also assign relative weights to different performance targets determined by it for a given period. The determination of whether the performance criteria shall have been attained shall be solely in the discretion of the Compensation Committee.
In addition, under our employment agreements with our named executive officers, our Chief Executive Officer may receive a bonus in the sole discretion of the Compensation Committee of up to 70% of his base salary for each fiscal year of employment. The bonus will be based on performance targets and other key objectives established by the Compensation Committee. Targeted bonus will be reduced or increased by 2% of base salary for every 1% of variance between the actual results and the targets and no bonus will be awarded if results are less than 90% of target and no bonus will exceed 90% of salary. The employment agreements with our other named executive officers provide that each of them may receive a bonus in the sole discretion of the Compensation Committee of up to 50% of base salary for each fiscal year of employment, based on performance targets and other key objectives established by the Compensation Committee. In addition, these agreements provide that target bonus will be adjusted by 2% of base salary for every 1% of variance between targets and actual results and no bonus will be awarded if results are less than 90% of target and no bonus will exceed 70% of base salary.
Following a review of the Company’s performance for fiscal 2015, in November 2015, the Compensation Committee awarded cash bonuses to our named executive officers based on their assessment of the Company’s performance for fiscal 2015 and the performance of the individual executives. The Compensation Committee reviewed the Company’s performance as measured against revenue, adjusted EBITDA and bookings targets that were established for fiscal 2015. The revenue and adjusted EBITDA targets each accounted for 50% of the bonus potential for each of the Company’s named executive officers other than the Executive Vice President, for whom such targets were set at 25% of the bonus potential, with the bookings target accounting for the remainder. Based on the foregoing, the approved cash bonuses for the named executive officers for fiscal 2015 are as follows:

FY End
Name and Position	2015 Cash Bonus
Zachary C. Parker	$241,779
Chief Executive Officer and President

Kathryn M. JohnBull	$128,492
Chief Financial Officer

John F. Armstrong	$116,935
Executive Vice President

Kevin Wilson	$114,215
President, DLH Solutions, Inc.
Further, on April 29, 2015, we entered into an extension agreement with our Chief Executive Officer to provide for a one year extension of the term of his current employment agreement from September 30, 2015 to September 30, 2016. Pursuant to this extension, and as contemplated by our existing employment agreement with Mr. Parker, we paid a $50,000 cash bonus to Mr. Parker.

Equity Awards
Equity incentive awards are granted under the 2006 Plan. The Compensation Committee has sole discretion in selecting participants for long-term incentive grants and the Compensation Committee approves all equity grants made to our named executive officers. During our 2015 fiscal year we did not grant any equity awards to our named executive officers. During our 2014 fiscal year, we granted our Executive Vice President and the President of our subsidiary options to purchase 75,000 and 100,000 shares, respectively, in connection with the new employment agreements we entered into with each of them. Further, we granted our Chief Financial Officer options to purchase 200,000 shares of common stock in connection with our agreement to extend her employment agreement. The material terms of the foregoing option grants, including the vesting provisions, are described below under the caption “Employment Agreements with Named Executive Officers”. In addition, in November 2013, the Compensation Committee granted options to purchase shares of the Company’s common stock to our named executive officers under the 2006 Plan, following its review of the Company’s performance for fiscal 2013, as follows: Zachary C. Parker, our Chief Executive Officer was granted 100,000 options and each of our other named executive officers was granted 75,000 options. These stock options have a ten-year term and have a per share exercise price equal to the fair market value of the Company’s common stock as determined pursuant to the 2006 Plan, as reported on NASDAQ, on the date of grant ($1.395).
Outstanding Equity Awards at End of 2015

The following table sets forth certain information with respect to outstanding equity awards at September 30, 2015 with respect to the named executive officers.

	Option Awards						Stock Awards
(a) Name	(b) Number of Securities Underlying Unexercised Options (#) Exercisable		(c) Number of Securities Underlying Unexercised Options (#) Unexercisable		(d) Option Exercise Price ($)	(e) Option Expiration Date	(f) Number of Shares or Units of Stock That Have Not Vested (#)	(g) Market Value of Shares or Units of Stock That Have Not Vested ($)	(h) Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	(i) Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Zachary Parker	50,000		450,000	(1)	$1.03	02/09/20	—	—	—	—
	75,000		—		$1.81	08/18/21	—	—	—	—
	250,000	(5)	—		$0.95	11/21/22	—	—	—	—
	50,000		50,000	(6)	$1.395	11/08/23	—	—	—	—

Kathryn M. JohnBull	50,000		200,000	(2)	$1.34	06/25/22	—	—	—	—
	37,500		37,500	(6)	$1.395	11/08/23	—	—	—	—
	100,000		100,000	(7)	$1.95	09/22/24	—	—	—	—

John Armstrong	50,000		200,000	(3)	$0.56	12/01/20	—	—	—	—
	50,000		—		$1.81	08/18/21	—	—	—	—
	—		37,500	(6)	$1.395	11/08/23	—	—	—	—
	37,500		37,500	(8)	$1.275	11/29/23	—	—	—	—

Kevin Wilson	50,000		100,000	(4)	$1.66	09/28/21	—	—	—	—
	37,500		—		$1.81	08/18/21	—	—	—	—
	100,000	(9)	—		$1.23	10/01/23	—	—	—	—
	37,500		37,500	(6)	$1.395	11/08/23	—	—	—	—
___________________________

(1)	Grant of options pursuant to employment agreement entered into between the Company and Mr. Parker on February 9, 2010.

(2)	Grant of options pursuant to employment agreement entered into between the Company and Ms. JohnBull on June 25, 2012.

(3)	Grant of options pursuant to Mr. Armstrong’s commencement of employment with the Company on December 1, 2010.

(4)	Grant of options pursuant to employment agreement entered into between the Company and Mr. Wilson on September 28, 2011.

(5)	Represents grant of options pursuant to an amendment to Mr. Parker’s employment agreement with us, entered into as of November 21, 2012.

(6)	Represents grant of performance options awarded to the Company’s named executive officers on November 13, 2013.

(7)	Represents grant of options pursuant to an amendment to Ms. JohnBull’s employment agreement with us, entered into as of September 22, 2014.

(8)	Grant of options pursuant to employment agreement entered into between the Company and Mr. Armstrong on November 29, 2013.

(9)	Grant of options pursuant to employment agreement entered into between the Company and Mr. Wilson on October 1, 2013.
Additional Information. Each stock option grant reported in the table above was granted under, and is subject to, our 2006 Plan. The option expiration date shown above is the normal expiration date, and the last date that the options may be exercised. For each named executive officer, the unexercisable options shown above are also unvested. Unvested options are generally forfeited if the named executive officer’s employment terminates, except to the extent otherwise provided in an employment agreement. For information regarding the effect on vesting of options on the death, disability or termination of employment of a named executive officer or a change in control of our company, see “Employment Agreements with Named Executive Officers” below. If a named executive officer’s employment is terminated by us for cause, options (including the vested portion) are generally forfeited. The exercisable options shown above, and any unexercisable options shown above that subsequently become exercisable, will generally expire earlier than the normal expiration date if the named executive officer’s employment terminates, except as otherwise specifically provided in the his or her employment agreement. For a description of the material terms of the named executive officers' employment agreements, see “Employment Agreements with Named Executive Officers” below. This table does not reflect prior grants of restricted stock awards that are fully vested and excludes awards granted to our Named Executive Officers subsequent to the end of the fiscal year referenced in the caption to this table.
Employment Agreements with Named Executive Officers
The following are summaries of the employment agreements with our named executive officers. The agreements provide the general framework and the specific terms for the compensation of the named executive officers. Further, each of our employment agreements with our named executive officers includes provisions addressing the amounts and benefits that would be paid or accrue to each of our named executive officers in the event of a termination of their employment under differing circumstances. The following discussion also includes for each named executive officer the provisions of their employment agreements which provide for the payment or accrual of benefits upon the termination of their employment under the following circumstances:
•termination without cause, or constructive (“good reason”) termination (including upon the occurrence of a change in control of the company);

•	termination for cause;

•	upon the executive’s disability; or

•	in the event of the executive’s death.

Zachary C. Parker
On February 9, 2010, we entered into an employment agreement with Mr. Zachary C. Parker pursuant to which he became our Chief Executive Officer and President commencing on February 22, 2010. Mr. Parker’s employment agreement also provided for his election to our Board of Directors effective on February 22, 2010. On November 21, 2012, we entered into an agreement with Mr. Parker amending certain of the terms of his original employment agreement. The following is a description of our employment agreement with Mr. Parker, as amended, which is qualified in its entirety by reference to the full text of such agreement. Under the employment agreement, Mr. Parker’s initial base salary was $288,000 per annum. Pursuant to the amendment, we increased the base salary payable to our Chief Executive Officer by 5% to $302,400 and by another 5% in January 2014 to $317,520, due to our achieving the positive net income targets provided for in such agreement. As amended, the employment agreement is for an initial term expiring September 30, 2015 and the parties have a mutual option to further extend the term of the employment agreement for an additional one year period. On April 29, 2015, the parties exercised the mutual option to extend the agreement term and entered into an agreement to provide for a one year extension of the term of his current employment agreement to September 30, 2016. Pursuant to this extension, and as contemplated by our employment agreement with Mr. Parker, we agreed to pay a $50,000 cash bonus to Mr. Parker. Effective October 1, 2015, we approved an increase in the base salary payable to our Chief Executive Officer equal to 4% of his then-current base salary.
Mr. Parker may receive a bonus in the sole discretion of the Compensation Committee of up to 70% of his base salary for each fiscal year of employment. The bonus will be based on performance targets and other key objectives established by the committee at the commencement of each fiscal year. For the period commencing on the effective date of the employment agreement to September 30, 2010, Mr. Parker was guaranteed a bonus of $45,000.
Under the original employment agreement, we granted Mr. Parker options to purchase 500,000 shares of common stock (the “2010 Options”) under the 2006 Plan which vest as follows: 50,000 options vested on the commencement of his employment; 150,000 options shall vest if the closing price of our common stock equals or exceeds $3.00 per share for ten consecutive trading days; four separate tranches of 50,000 options shall vest if the closing price of our common stock equals or exceeds $4.00 per share, $5.00 per share, $6.00 per share and $7.00 per share, each for ten consecutive trading days; and the remaining 100,000 options shall vest if the closing price of our common stock equals or exceeds $9.00 per share for ten consecutive trading days. The 2010 Options, to the extent vested, are exercisable for a period of ten years at the per share exercise price of $1.03. Pursuant to the amendment, we granted Mr. Parker options to purchase 250,000 shares of common stock (the “2012 Options”) under the 2006 Plan, which, to the extent vested, are exercisable for a period of ten years at the per share exercise price of $0.95. The 2012 Options included a vesting condition, which was satisfied during our 2014 fiscal year, that provided that such options will vest in full if the closing price of our Common Stock equals or exceeds $1.90 for ten consecutive trading days.
In the event of the termination of his employment, the 2010 Options will be treated as follows: (i) in the event his employment is terminated for cause, options granted and not exercised as of the termination date shall terminate immediately and be null and void; (ii) in the event Mr. Parker’s employment with the Company is terminated due to death, or disability, his (or his estate’s or legal representative’s) right to purchase shares of common stock pursuant to any stock option or stock option plan to the extent vested as of the date of termination shall remain exercisable for a period of 12 months, but in no event after the expiration of the option; (iii) in the event of a termination of his employment other than for good reason, such options, to the extent vested as of the date of termination, shall remain exercisable for a period of three months following such termination date, but in no event after the expiration of option; (iv) in the event Mr. Parker’s employment is terminated by the Company without cause, or by him for good reason, as such terms are defined in the employment agreement, vested options shall remain exercisable in accordance with the 2006 Plan; and (v) in the event of a Change of Control, as defined in the employment agreement, vested options shall remain exercisable in accordance with the 2006 Plan. The 2012 Options will be treated in an identical manner as the 2010 Option in the event of the termination of Mr. Parker’s employment, except that if his employment is terminated by us without cause, or by him for good reason, then to the extent that such 2012 Options are vested, he shall have a period of twelve months to exercise them.
In the event of the termination of employment by us without “cause” or by Mr. Parker for “good reason,” as those terms are defined in the employment agreement, or in the event his employment is terminated due to his disability, he would be entitled to: (a) a severance payment of 12 months of base salary; (b) continued participation in our health and welfare plans for a period not to exceed 18 months from the termination date; and (c) all compensation accrued but not paid as of the termination date. In the event of the termination of his employment due to his death, Mr. Parker’s estate would be entitled to receive: (i) all compensation accrued but not paid as of the termination date; (ii) continued participation in our health and welfare plans for a period not to exceed 18 months from the termination date; and (iii) payment of a “Pro Rata Bonus”, which is defined as an amount equal to the maximum bonus Mr. Parker had an opportunity to earn multiplied by a fraction, the numerator of which shall be the number of days from the commencement of the fiscal year to the termination date, and the denominator of which shall be the number of days in the fiscal year in which he was terminated. If Mr. Parker’s employment is terminated by us for “cause” or by him without “good reason,” he is not entitled to any additional compensation or benefits other than his accrued and unpaid compensation. Upon any termination of the employment on or after the expiration date, other than cause (as defined in the employment agreement), Mr. Parker will be entitled to a severance payment equal to 12 months of his then-current base salary.
In the event that within 90 days of a “Change of Control” as defined in the employment agreement, (a) Mr. Parker is terminated, or (b) his status, title, position or responsibilities are materially reduced and he terminates his employment, the Company shall pay and/or provide to him, the following compensation and benefits: (i) the accrued compensation; (ii) the continuation benefits; and (iii) a lump sum payment equal to 150% of his base salary in effect on the effective date of the change of control. If the payments due in the event of a change in control would constitute an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), the aggregate of such credits or payments under the employment agreement and other agreements shall be reduced to the largest amount as will result in no portion of such aggregate payments being subject to the excise tax imposed by Section 4999 of the Code. Pursuant to the employment agreement, Mr. Parker is subject to customary confidentiality, non-solicitation of employees and non-competition obligations that survive the termination of such agreements.
Kathryn M. JohnBull
On June 25, 2012, we entered into an employment agreement with Ms. JohnBull, the terms of which are summarized below. The following summary is qualified in its entirety by reference to the full text of such agreement. The employment agreement was for an initial term of three years from its commencement date of June 25, 2012. Under the employment agreement, Ms. JohnBull received an initial base salary of $225,000 per annum. Ms. JohnBull may receive bonuses in accordance with the following parameters: (i) an annual bonus of up to 50% of base salary based on performance targets and other key objectives established by the Compensation Committee of the Board of Directors; (ii) of the annual bonus for her initial year of employment, an amount of $31,000 is guaranteed; and (iii) target bonus will be adjusted by 2% of base salary for every 1% of variance between targets and actual results and no bonus will be awarded if results are less than 90% of target and no bonus will exceed 70% of base salary. Effective January 1, 2014, the Compensation Committee increased the base salary payable to our Chief Financial Officer by 5% to $236,250 per annum. Effective October 1, 2015, we approved an increase in the base salary payable to our Chief Financial Officer equal to 4% of her then-current base salary.
Pursuant to her original employment agreement, we granted Ms. JohnBull options to purchase 250,000 shares of common stock under the Company’s 2006 Plan which vest as follows: 50,000 options vest immediately; 66,667 options shall vest if the closing price of our common stock equals or exceeds $3.00 per share for ten consecutive trading days; an additional 66,667 options shall vest if the closing price of our common stock equals or exceeds $5.00 per share for ten consecutive trading days; and an additional 66,666 options shall vest if the closing price of our common stock equals or exceeds $7.00 per share for ten consecutive trading days. The options, to the extent vested, shall be exercisable for a period of ten years at the per share exercise price of $1.34. In the event of the termination of her employment, the options will, to the extent vested, remain exercisable in accordance with the terms of the 2006 Plan.
On September 22, 2014, we entered into an amendment to our employment agreement with Ms. JohnBull pursuant to which we extended the term of her employment agreement for a two year period to June 25, 2017. Pursuant to this amendment, we also granted her an option to purchase 200,000 shares of common stock under our 2006 Plan. The options, to the extent vested, are exercisable for a period of ten years at the per share exercise price equal to the fair market value of our common stock on the grant date. Of the options granted, options to purchase 100,000 shares vested on September 30, 2015 and the remaining options will vest if the closing price of the Company’s common stock equals or exceeds a per share price of 200% of the exercise price for a period of at least ten (10) consecutive trading days. In the event of the termination of Ms. JohnBull’s employment or the occurrence of a change in control, the options granted pursuant to the amendment will be treated in accordance with the terms and conditions of her original employment agreement.

In the event of the termination of employment by us without “cause” or by Ms. JohnBull for “good reason”, she would be entitled to: (a) a severance payment of 12 months of base salary; (b) continued participation in our health and welfare plans for a period not to exceed 12 months from the termination date; and (c) all compensation accrued but not paid as of the termination date. In the event of the termination of her employment due to disability or death, Ms. JohnBull or her estate, as the case may be, would be entitled to receive all compensation accrued but not paid as of the termination date and continued participation in our health and welfare plans for a period not to exceed 12 months from the termination date. If Ms. JohnBull’s employment is terminated by us for “cause” or by her without “good reason,” she is not entitled to any additional compensation or benefits other than her accrued and unpaid compensation. Upon termination of her employment on or after the expiration date, other than for cause, Ms. JohnBull will be entitled to the severance payment.

Ms. JohnBull will receive the following in the event that her employment is terminated in connection with a change of control of the Company: (i) accrued compensation; (ii) continuation benefits; and (iii) a lump sum payment equal to 100% of her base salary in lieu of a severance payment. If the payments due in the event of a change in control would constitute an “excess parachute payment” as defined in Section 280G of the Code, the aggregate of such credits or payments under the employment agreement and other agreements shall be reduced to the largest amount as will result in no portion of such aggregate payments being subject to the excise tax imposed by Section 4999 of the Code. Ms. JohnBull is subject to customary confidentiality and non-compete obligations that survive the termination of such agreement.

Kevin Wilson

Effective October 1, 2013, we entered into a new employment agreement with Mr. Wilson pursuant to which he will continue as the President of DLH Solutions for a term expiring September 30, 2015. The following is a summary of the terms of our 2013agreement with Mr. Wilson, which is qualified in its entirety by reference to the full text of such agreement. Under the 2013 employment agreement, Mr. Wilson received an initial base salary of $210,000 per annum, which represented an increase of 5% in the base salary paid to Mr. Wilson under his prior employment agreement. Mr. Wilson may receive an annual bonus of up to 50% of base salary based on performance targets and other key objectives established by the Compensation Committee. Target bonus will be adjusted by 2% of base salary for every 1% of variance between targets and actual results and no bonus will be awarded if results are less than 90% of target and no bonus will exceed 70% of base salary. On September 28, 2015,we entered into an agreement with Mr. Wilson to provide for a two year extension of the term of this employment agreement. After giving effect to this amendment, our employment agreement with Mr. Wilson will expire September 30, 2017. Pursuant to this amendment, the base salary payable to Mr. Wilson will be $216,300 per annum effective October 1, 2015.

In connection with the 2013 employment agreement, we granted Mr. Wilson options to purchase 100,000 shares of common stock under our 2006 Plan which vest as follows: 50,000 options vest on the commencement date of the agreement and 50,000 options vested on the one year anniversary of the commencement date, provided Mr. Wilson remains in the employment of the Company as of such vesting date. The options, to the extent vested, shall be exercisable for a period of ten years at the per share exercise price of $1.23. Under his prior employment agreement, we granted Mr. Wilson options to purchase 150,000 shares of common stock under our 2006 Plan, which vest as follows: 50,000 options vested on the commencement date of the agreement; 50,000 options shall vest if the closing price of our common stock equals or exceeds $3.00 per share for ten consecutive trading days; and an additional 50,000 options shall vest if the closing price of our common stock equals or exceeds $5.00 per share for ten consecutive trading days. The options, to the extent vested, shall be exercisable for a period of ten years at the exercise price of $1.66 per share.
In the event of the termination of Mr. Wilson’s employment by us without “cause” or by him for “good reason” he is entitled under the 2013 employment agreement to: (a) a severance payment of 12 months of base salary; (b) continued participation in our health and welfare plans for a period not to exceed 12 months from the termination date; and (c) all compensation accrued but not paid as of the termination date. In the event of the termination of his employment due to his death or disability, Mr. Wilson or his estate, as the case may be, would be entitled to receive all compensation accrued but not paid as of the termination date and continued participation in our health and welfare plans for a period not to exceed 12 months from the termination date. If Mr. Wilson’s employment is terminated by us for “cause” or by him without “good reason,” he is not entitled to any additional compensation or benefits other than his accrued and unpaid compensation.
Under the 2013 employment agreement, Mr. Wilson will receive the following in the event that his employment is terminated in connection with a change of control of the Company: (i) his accrued compensation; (ii) continuation benefits; (iii) as severance, a payment of base salary for a period of twelve months; and (iv) all options granted to him which are vested shall remain exercisable in accordance with the 2006 Plan. If the payments due in the event of a change in control would constitute an “excess parachute payment” as defined in Section 280G of the Code, the aggregate of such credits or payments under the employment agreement and other agreements shall be reduced to the largest amount as will result in no portion of such aggregate payments being subject to the excise tax imposed by Section 4999 of the Code. Mr. Wilson is subject to customary confidentiality and non-compete obligations that survive the termination of such agreement.

John F. Armstrong
On December 1, 2010, we named John F. Armstrong as our Executive Vice President. On November 29, 2013, we entered into a new employment agreement with Mr. Armstrong for a term expiring November 30, 2015. The following is a summary of the material terms of our 2013 employment agreement with Mr. Armstrong, which is qualified in its entirety by reference to the full text of such agreement. Under his 2013 employment agreement, Mr. Armstrong will continue to serve as our Executive Vice President and received an initial base salary of $215,000 per annum. Under the 2013 agreement, Mr. Armstrong will be entitled to a 5% increase in his base salary in the even that we achieve the business development-related performance condition specified in the agreement. In addition, Mr. Armstrong may receive an annual bonus of up to 50% of base salary based on performance targets and other key objectives established by the Compensation Committee. Target bonus will be adjusted by 2% of base salary for every 1% of variance between targets and actual results and no bonus will be awarded if results are less than 90% of target and no bonus will exceed 70% of base salary. On September 30, 2015, we entered into an agreement with Mr. Armstrong to amend the current employment agreement to provide for a two year extension of the term of such agreement. After giving effect to this amendment, our employment agreement with Mr. Armstrong will expire November 30, 2017. Additionally, effective as of October 1, 2015, pursuant to the employment agreement amendment, the base salary payable to Mr. Armstrong will be $225,750 per annum.

Under his 2013 employment agreement, we granted Mr. Armstrong options to purchase 75,000 shares of common stock under our 2006 Plan, which vest as follows: 37,500 options vest on the one year anniversary of the commencement date and 37,500 options shall vest if the closing price of the Company’s common stock equals or exceeds $3.00 per share for ten consecutive trading days, provided Mr. Armstrong remains in the employment of the Company as of such vesting dates. The options, to the extent vested, shall be exercisable for a period of ten years at the exercise price of $1.275 per share. Under his prior employment agreement, we granted Mr. Armstrong options to purchase 250,000 shares of common stock under our 2006 Plan, which vest as follows: 50,000 options vested immediately; 100,000 options vest if the closing price of our common stock equals or exceeds $3.00 per share for ten consecutive trading days; 50,000 options shall vest if the closing price of our common stock equals or exceeds $5.00 per share for ten consecutive trading days; and 50,000 options shall vest if the closing price of our common stock equals or exceeds $7.00 per share for ten consecutive trading days. The options, to the extent vested, shall be exercisable for a period of ten years at the per share exercise price equal to the fair market value of our common stock on the date his employment commenced.

In the event of the termination of Mr. Armstrong’s employment by us without “cause” or by him for “good reason” he would be entitled to: (a) a severance payment of 12 months of base salary; (b) continued participation in our health and welfare plans for a period not to exceed 12 months from the termination date; and (c) all compensation accrued but not paid as of the termination date. In the event of the termination of his employment due to his death or disability, Mr. Armstrong or his estate, as the case may be, would be entitled to receive all compensation accrued but not paid as of the termination date and continued participation in our health and welfare plans for a period not to exceed 12 months from the termination date. If Mr. Armstrong’s employment is terminated by us for “cause” or by him without “good reason,” he is not entitled to any additional compensation or benefits other than his accrued and unpaid compensation. Upon termination of his employment after the expiration date, other than for cause, Mr. Armstrong will be entitled to the severance payment.

Mr. Armstrong will receive the following in the event that his employment is terminated in connection with a change of control of the Company: (i) his accrued compensation; (ii) continuation benefits; (iii) as severance, a payment of base salary for a period of twelve months; and (iv) all options granted to him which are vested shall remain exercisable in accordance with the 2006 Plan. If the payments due in the event of a change in control would constitute an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), the aggregate of such credits or payments under the employment agreement and other agreements shall be reduced to the largest amount as will result in no portion of such aggregate payments being subject to the excise tax imposed by Section 4999 of the Code. Pursuant to the employment agreement, Mr. Armstrong is subject to customary confidentiality and non-compete obligations that survive the termination of such agreement.

Stock Option Plan

2006 Long Term Incentive Plan

Our Board adopted the 2006 Plan on January 17, 2006. The shareholders approved the 2006 Plan at the annual meeting on April 27, 2006 and the Company initially reserved an aggregate of 1,250,000 shares of common stock for issuance under the 2006 Plan. In August 2011 and February 2014, our shareholders approved amendments to the 2006 Plan pursuant to which the maximum number of shares eligible for issuance pursuant to awards granted under the 2006 Plan was increased to 4,001,625 shares of common stock, based on the sum of: (a) 3,750,000 shares of common stock under the 2006 Plan as amended to date; (b) 251,625 shares subject to awards granted under the 2000 Plan and the 2000 Director Plan (collectively, the “2000 Plans”), which were forfeited, expired, canceled or settled in cash without delivery of such shares to the participant or otherwise is terminated without a share issuance; (c) any shares tendered by participants or withheld in payment of the exercise price of options or to satisfy withholding taxes under the 2000 Plans; and (d) any shares repurchased with the proceeds of options exercised under the 2000 Plans. Shares that are subject to issuance upon exercise of an award granted under the 2006 Plan but which cease to be subject to such award (other than due to the exercise of such award), and shares that are subject to an award that is granted under the 2006 Plan but is subsequently forfeited, or that are subject to an award that terminates without shares being issued, will again be available for grant and issuance under the 2006 Plan. As of September 30, 2015, there were 864,097 shares of common stock reserved for issuance pursuant to future awards under the 2006 Plan.

Administration. The 2006 Plan is administered by the Compensation Committee. The 2006 Plan authorizes the Compensation Committee to select those participants to whom awards may be granted, to determine whether and to what extent awards are granted, to determine the number of shares of common stock or other considerations to be covered by each award, to determine the terms and conditions of awards, to amend the terms of outstanding awards, and to take any other action consistent with the terms of the 2006 Plan as the Compensation Committee deems appropriate. The Compensation Committee may grant awards subject to vesting schedules or restrictions and contingencies in the Company’s favor. However, the awards may be subject to acceleration such that they become fully vested, exercisable and released from any restrictions or contingencies upon the occurrence of a change of control (as defined in the 2006 Plan).
Terms and Conditions of Awards. The Compensation Committee is authorized to make any type of award to a participant that is consistent with the provisions of the Plan. Awards may consist of options, stock appreciation rights, restricted stock, restricted stock units, performance shares, cash awards or any combination of these types of awards. Options may be determined to be an “incentive stock option” (“ISO”) or a non-qualified stock option. An option designated as an ISO is intended to qualify as such under Section 422 of the Internal Revenue Code.
Subject to the terms of the 2006 Plan, the Compensation Committee determines the provisions, terms and conditions of each award. The Compensation Committee may grant awards subject to vesting schedules or restrictions and contingencies in the Company’s favor. However, the awards may be subject to acceleration such that they become fully vested, exercisable and released from any restrictions or contingencies upon the occurrence of a change of control (as defined in the 2006 Plan). The Compensation Committee may provide that stock‑based awards earn dividends or dividend equivalents, which may be paid in cash or shares or may be credited to an account designated in the name of the participants. Participants may also be required or permitted to defer the issuance of shares or cash settlements under awards including under other deferred compensation arrangements of the Company. Each option granted under the 2006 Plan will be designated as either an incentive stock option or a non-statutory stock option. No option or stock appreciation right may be granted with a term of more than 10 years from the date of grant. Performance shares or cash awards will depend on achievement of performance goals based on one or more performance measures determined by the Compensation Committee over a performance period as prescribed by the Compensation Committee of not less than one year and not more than five years. Performance goals may be established on a corporate-wide basis or as to one or more business units, divisions or subsidiaries, and may be in either absolute terms or relative to the performance of one or more comparable companies on an index covering multiple companies. “Performance measures” means criteria established by the Compensation Committee from time to time prior to granting the performance shares or cash awards.
Exercise Price. The 2006 Plan authorizes the Compensation Committee to grant options and stock appreciation rights at an exercise price of not less than 100% of the fair market value of the shares on the date of grant. The Compensation Committee has the right to provide post-grant reduction in exercise price to reflect any floating index as specified in an award agreement. The exercise price is generally payable in cash, check, surrender of pre-owned shares of common stock, broker‑dealer exercise and sale, or by such other means determined by the Compensation Committee.
Option Repricing Prohibited. The exercise price for any outstanding option or stock appreciation right may not be decreased after the date of grant, nor may any outstanding option or stock appreciation right be surrendered as consideration for the grant of a new option or stock appreciation right with a lower exercise price.
Termination of Employment.  Options cease vesting on the date of termination of service or the death or disability of the participant. Options granted under the 2006 Plan generally expire 3 months after the termination of the participant's service to the Company, except in the case of death or disability, in which case the awards generally may be exercised up to 12 months following the date of death or termination of service. However, if the participant is terminated for cause (e.g. for committing an alleged criminal act or intentional tort against us), the participant's options will expire upon termination.
Change of Control.  The 2006 Plan provides that unless otherwise determined by the Compensation Committee, in the event a participant’s employment is terminated other than for cause during the 24-month period following a change in control (as defined in the 2006 Plan), any option held by such participant may thereafter be exercised to the extent it was exercisable at the time of such termination of service until the earlier of (i) the latest of (A) the second anniversary of such date of termination or (B) such other date as may be provided for by the Compensation Committee, or (ii) the expiration of the stated term of such option.
Duration, Amendment and Termination. Except as specified in the previous paragraph, the 2006 Plan became effective upon its approval by the Company’s shareholders in April 2006 and will terminate on the tenth anniversary of its effective date, unless sooner terminated by the Board of Directors. In addition to the power to terminate the 2006 Plan at any time, the Board of Directors also has the power to amend the 2006 Plan; provided, no amendment to the 2006 Plan may be made without shareholder approval if such approval is required by law or agreement, or if such change would: (i) expand the classes of persons to whom awards may be made under the 2006 Plan; (ii) increase the number of shares of Common Stock authorized for grant under the 2006 Plan; (iii) increase the number of shares which may be granted under awards to any one participant under the

2006 Plan; (iv) allow the creation of additional types of awards; or (v) decrease performance award criteria except to the extent permitted under the 2006 Plan.
Eligibility. The 2006 Plan, as amended, provides that awards may be granted to employees, non-employee directors and consultants of the Company as the Compensation Committee may determine.
Termination and Change in Control Provisions. The 2006 Plan also provides that unless the Compensation Committee determinates otherwise, in the event of a termination of service for any reason other than for cause or in connection with certain types of change in control transactions, (i) any options and stock appreciation rights outstanding as of the date such change in control occurs, and which are not then exercisable and vested, will become fully exercisable and vested; (ii) the restrictions and deferral limitations applicable to any restricted stock outstanding as of such date will lapse, and such restricted stock will become free of all restrictions and limitations; (iii) all performance awards will be considered to be earned and payable in full, or at such other level as may be specified in the applicable award agreement and any deferral or other restrictions will lapse; and (iv) the restrictions and deferral limitations and other conditions applicable to any other stock unit awards will lapse and such awards will become free of all restrictions, limitations or conditions and become fully vested and transferable. In addition, during the 60 day period from and after a qualifying termination of service, the Compensation Committee may determine t the holder of an option or stock appreciation right will have the right, in lieu of the payment of the purchase price for the shares being purchased under the option or stock appreciation right, to elect to surrender all or part of such security and to receive cash in an amount equal to the difference between the amount by which the change in control price per share exceeds the purchase price under the option or stock appreciation right.

Equity Compensation Plan Information
We presently utilize one shareholder approved equity compensation plan under which we make equity compensation awards available to officers, directors, employees and consultants. The table set forth below discloses outstanding and available awards under our equity compensation plans as of September 30, 2015. All grants of equity securities made to executive officers and directors, including those to the Chief Executive Officer are presently made under the 2006 Long Term Incentive Plan.

Equity Compensation Plan Information
Plan Category	(a) Number of Securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted Average exercise price of outstanding options, warrants and rights (or fair value at date of grant)	(c) Number of securities remaining available for future issuances under equity compensation plans (excluding securities reflected in column (a))
Equity Compensation Plans Approved by Security Holders:
2006 Long Term Incentive Plan	2,324,000	$1.40	864,097
Equity Compensation Plans Not Approved by Security Holders: (1)	20,000	$2.28	0
______________________________

(1)	Consists of warrants to purchase common stock issued to a consultant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information as of the Record Date with respect to each nominee, director, and named executive officer as defined in Item 402(a)(3) of Regulation S-K, and the nominees, directors and executive officers of DLH as a group, and to the persons known by DLH to be the beneficial owner of more than five percent of any class of its voting securities. Securities entitled to vote at this annual meeting are DLH’s common stock. Each share entitles its holder to one vote on each matter submitted to stockholders. As of the Record Date, there were 9,716,929 shares of common stock issued and outstanding. The following table sets forth certain information as of the Record Date, with respect to (i) each director, nominee and executive officer, (ii) all directors, nominees and executive officers as a group, and (iii) persons (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), known by us to be the beneficial owner of more than five percent of our common stock. Shares of common stock subject to options or warrants exercisable within 60 days from the date of this table are deemed to be outstanding and beneficially owned for purposes of computing the percentage ownership of such person but are not treated as outstanding for purposes of computing the percentage ownership of others. The figures stated below are based upon Schedule 13Ds, Schedule 13D/As, Form 3s, and Form 4s filed with the Securities and Exchange Commission by the named persons.

Name	Number of Shares Currently Owned(1)	Percent of Outstanding Stock
William H. Alderman (2)	123,928	1.3%
c/o DLH Holdings Corp. 3565 Piedmont Road NE, Bldg. 3, Suite 700 Atlanta, GA 30305
Martin J. Delaney (3)	189,510	2.0%
c/o DLH Holdings Corp. 3565 Piedmont Road NE, Bldg. 3, Suite 700 Atlanta, GA 30305
Elder Granger (4)	27,500	*
c/o DLH Holdings Corp. 3565 Piedmont Road NE, Bldg. 3, Suite 700 Atlanta, GA 30305
Zachary C. Parker (5)	1,053,162	9.9%
c/o DLH Holdings Corp. 3565 Piedmont Road NE, Bldg. 3, Suite 700 Atlanta, GA 30305
T. Stephen Johnson (6)	75,054	*
c/o DLH Holdings Corp. 3565 Piedmont Road NE, Bldg. 3, Suite 700 Atlanta, GA 30305
Frederick G. Wasserman (7)	158,062	1.6%
c/o DLH Holdings Corp. 3565 Piedmont Road NE, Bldg. 3, Suite 700 Atlanta, GA 30305
Austin J. Yerks III	41,250	*
c/o DLH Holdings Corp. 3565 Piedmont Road NE, Bldg. 3, Suite 700 Atlanta, GA 30305
Kathryn M. JohnBull (8)	585,000	5.7%
c/o DLH Holdings Corp. 3565 Piedmont Road NE, Bldg. 3, Suite 700 Atlanta, GA 30305
John F. Armstrong (9)	471,212	4.7%
c/o DLH Holdings Corp. 3565 Piedmont Road NE, Bldg. 3, Suite 700 Atlanta, GA 30305
Kevin Wilson (10)	439,913	4.4%
c/o DLH Holdings Corp. 3565 Piedmont Road NE, Bldg. 3, Suite 700 Atlanta, GA 30305
Dr. Frances M. Murphy	—	*
c/o DLH Holdings Corp. 3565 Piedmont Road NE, Bldg. 3, Suite 700 Atlanta, GA 30305
Bernard J. Korman (11)	729,146	7.5%
2129 Chestnut Street Philadelphia, PA 19103
Wynnefield Partners Small Cap Value LP (12)(13)	1,174,050	12.1%
450 Seventh Ave New York, NY 10123
Wynnefield Partners Small Cap Value LP I (12)(14)	2,104,176	21.7%
450 Seventh Ave New York, NY 10123

Name	Number of Shares Currently Owned(1)	Percent of Outstanding Stock
Wynnefield Partners Small Cap Value Offshore Fund, Ltd. (12)(15)	965,153	9.9%
450 Seventh Ave New York, NY 10123
Wynnefield Capital Profit Sharing Plan (12)(16)	141,806	1.5%
450 Seventh Ave New York, NY 10123
All officers, directors and nominees as a group	3,164,591	31.1%
(10) persons(2)(3)(4)(5)(6)(7)(8)(9)(10)
_____________________________

*	Less than 1 percent.

(1)	Ownership consists of sole voting and investment power except as otherwise noted.

(2)	Includes 2,188 unvested shares of restricted stock which may vest within 60 days. Excludes 4,063 shares of restricted stock which are unvested and which are subject to additional vesting requirements.

(3)	Includes 2,500 unvested shares of restricted stock which may vest within 60 days. Excludes 4,375 shares of restricted stock which are unvested and which are subject to additional vesting requirements.

(4)	Includes options to purchase 12,500 shares of common stock.

(5)	Includes vested options to purchase 625,000 shares of common stock and 300,000 options which are subject to performance-based vesting requirements.

(6)	Includes 2,500 unvested shares of restricted stock which may vest within 60 days. Excludes 4,375 shares of restricted stock which are unvested and which are subject to additional vesting requirements.

(7)	Includes 2,188 unvested shares of restricted stock which may vest within 60 days. Excludes 4,063 shares of restricted stock which are unvested and which are subject to additional vesting requirements.

(8)	Includes vested options to purchase 291,667 shares of common stock and 233,333 options which are subject to performance-based vesting requirements.

(9)	Includes vested options to purchase 312,500 shares of common stock and 100,000 options which are subject to performance-based vesting requirements.

(10)	Includes vested options to purchase 212,500 shares of common stock and 50,000 options which are subject to performance-based vesting requirements.

(11)	Beneficial ownership is based on Schedule 13D filed with the SEC.

(12)	Beneficial ownership is based upon Schedule 13D, Schedule 13D/As, Form 3, and Form 4s filed with the SEC.

(13)
Listed shares are directly beneficially owned by Wynnefield Partners Small Cap Value, L.P., as members of a group under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Wynnefield Capital Management, LLC, as the sole general partner of Wynnefield Partners Small Cap Value, L.P., has an indirect beneficial ownership interest in the shares of Common Stock that Wynnefield Partners Small Cap Value L.P. directly beneficially owns. Nelson Obus and Joshua Landes, as co-managing members of Wynnefield Capital Management, LLC, have an indirect beneficial ownership interest in such shares of Common Stock.

(14)
Listed shares are directly beneficially owned by Wynnefield Partners Small Cap Value, L.P. I, as members of a group under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Wynnefield Capital Management, LLC, as the sole general partner of Wynnefield Partners Small Cap Value, L.P. I, has an indirect beneficial ownership interest in the shares of Common Stock that Wynnefield Partners Small Cap Value L.P. I directly beneficially owns. Nelson Obus and Joshua Landes, as co-managing members of Wynnefield Capital Management, LLC, have an indirect beneficial ownership interest in such shares of Common Stock.

(15)
Listed shares are directly beneficially owned by Wynnefield Small Cap Value Offshore Fund, Ltd., as members of a group under Section 13(d) of the Exchange Act. Wynnefield Capital, Inc. as the sole investment manager of Wynnefield Small Cap Value Offshore Fund, Ltd., has an indirect beneficial ownership interest in the shares of Common Stock that Wynnefield Small Cap Value Offshore Fund, Ltd. directly beneficially owns. Mr. Obus and Mr. Landes, as principal executive officers of Wynnefield Capital, Inc., have an indirect beneficial ownership interest in the shares of Common Stock that Wynnefield Small Cap Value Offshore Fund, Ltd. directly beneficially owns.

(16)
Wynnefield Capital Inc. Profit Sharing Plan directly beneficially owns the listed shares of our common stock. Mr. Obus has the power to vote and dispose of Wynnefield Capital, Inc. Profit Sharing Plan’s investments in securities and has an indirect beneficial ownership interest in the shares of Common Stock directly beneficially owned by Wynnefield Capital, Inc. Profit Sharing Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
AND DIRECTOR INDEPENDENCE
Except as disclosed herein, we have not entered into any material transactions or series of similar transactions with any director, executive officer or any security holder owning 5% or more of our common stock since the beginning of our last fiscal year. For information concerning employment agreements with, and compensation of, our executive officers and directors, see the disclosure in the section of this proxy statement captioned “Executive Compensation and Related Information.”
Approval for Related Party Transactions
Although we have not adopted a formal policy relating to the approval of proposed transactions that we may enter into with any of our executive officers, directors and principal shareholders, including their immediate family members and affiliates, our Audit Committee, all of the members of which are independent, reviews the terms of any and all such proposed material related party transactions. The results of this review are then communicated to the entire Board of Directors, which has the ultimate authority as to whether or not we enter into such transactions. We will not enter into any material related party transaction without the prior consent of our Audit Committee and our Board of Directors. In approving or rejecting the proposed related party transaction, our Audit Committee and our Board of Directors shall consider the relevant facts and circumstances available and deemed relevant to them, including, but not limited to the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director’s independence. We shall approve only those agreements that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our Audit Committee and our Board of Directors determine in the good faith exercise of their discretion.
Independence of our Board of Directors and its Committees
The listing rules established by the Nasdaq Stock Market, LLC require that a majority of the members of a listed company’s board of directors qualify as “independent” as affirmatively determined by the board, meaning that each independent director has no direct or indirect material relationship with a company other than as a director and/or a shareholder. Our Board of Directors consults with legal counsel to ensure that our Board’s determination with respect to the definition of “independent” is consistent with current Nasdaq listing rules. Our Board of Directors reviewed all relevant transactions or relationships between each director, or any of his family members, and our company and has affirmatively determined that each of our current directors, other than Zachary C. Parker (our Chief Executive Officer), are independent directors under the applicable guidelines noted above. Our Board of Directors has four committees: the Audit Committee, the Management Resources and Compensation Committee, the Nominating and Corporate Governance Committee and the Strategic Planning Committee. All of the members of our Audit, Nominating and Corporate Governance and Management Resources and Compensation Committees meet the standards for independence required under current Nasdaq Stock Market listing rules, SEC rules, and applicable securities laws and regulations.
HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability or other proxy materials, as applicable, with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability or a copy of other proxy materials, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. A number of brokers with account holders who are our stockholders may be “householding” our proxy materials. This means that only one copy of the Notice of Internet Availability (or other proxy materials) may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a Notice of Internet Availability or other proxy materials, as applicable, please notify your broker or the company. To contact us, direct your written request to Corporate Secretary, DLH Holdings Corp., 3565 Piedmont Road, NE, Bldg. 3-700, Atlanta, Georgia 30305 or call at (866) 952-1647. If you revoke your consent, we will promptly deliver to you a separate copy of the Notice of Internet Availability and, if applicable, our other proxy materials. Stockholders who currently receive multiple copies of the Notice of Internet Availability or other proxy materials, as applicable, at their addresses and would like to request “householding” of their communications should contact their brokers or our corporate secretary. Shareholders that have previously received a single set of disclosure documents may request their own copy by contacting their bank, broker or other nominee record holder. We will also deliver a separate copy of this proxy statement to any shareholder upon written request to our corporate secretary at our principal executive offices.

SHAREHOLDER PROPOSALS
By-law Provisions. In accordance with our by-laws, a shareholder who desires to present a proposal for consideration at next year’s annual meeting must submit the proposal no later than the close of business on the date that is 90 days prior to the anniversary date of the immediately preceding annual meeting. The submission should include the proposal and a brief statement of the reasons for it, the name and address of the shareholder (as they appear in our stock transfer records), the number of shares beneficially owned by the shareholder and a description of any material interest that the shareholder may have in the proposal. Proposals should be addressed to our corporate secretary at our principal executive offices.
Eligibility to Submit a Proposal. Under Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, in order to be eligible to submit a proposal, you must have continuously held at least $2,000 in market value, or 1%, of the Company’s securities entitled to be voted on the proposal at the meeting for at least one year by the date you submit the proposal. You must continue to hold those securities through the date of the meeting.
Inclusion in Next Year’s Proxy Statement. Notwithstanding the Company’s by-law provisions cited above, a shareholder who desires to submit a proposal to fellow shareholders at the Company’s annual meeting next year and wishes to have it set forth in the corresponding proxy statement and identified in the corresponding proxy form prepared by management, in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, such shareholder must notify the Company of such proposal in a writing received at its executive offices no later than September 17, 2016.
Presentation at Meeting. Rule 14a-4(c) under the Exchange Act provides that if a proponent of a proposal fails to notify us at the address below at least 45 days prior to the month and day of mailing of the prior year’s proxy statement (or any date specified in an advance notice provision), then the management proxy holders will be allowed to use their discretionary voting authority with respect to the voting of proxies when the proposal is presented at the meeting, without any discussion of the matter in the proxy statement. With respect to our next annual meeting of shareholders, if we are not provided notice of a shareholder proposal, which the shareholder has not previously sought to include in our proxy statement, by December 1, 2016, the management proxy holders will be allowed to use their discretionary authority with respect to the voting of proxies.
ADDITIONAL INFORMATION
A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2015 FILED WITH THE SEC WILL BE FURNISHED WITHOUT EXHIBITS TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST SENT TO OUR CORPORATE SECRETARY AT OUR PRINCIPAL EXECUTIVE OFFICES. Each request must set forth a good faith representation that as of the Record Date, the person making the request was the beneficial owner of common stock of the Company entitled to vote at the annual meeting of shareholders. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file reports, proxy and information statements and other information with the SEC. Such reports, proxy and information statements and other information we file can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. at prescribed rates. You can contact the SEC at 1-800-SEC-0330 for additional information about these facilities. The SEC maintains a web site that contains reports, proxy and information statements and other information filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval System. This web site can be accessed at http://www.sec.gov. For further information about DLH Holdings Corp., please refer to our annual report on Form 10-K for the fiscal year ended September 30, 2015. Each such report is publicly available on our website at www.dlhcorp.com. You may also obtain a copy of such reports by sending a written request to our Chief Financial Officer, DLH Holdings Corp., 3565 Piedmont Road, NE, Bldg. 3-700, Atlanta, Georgia 30305. Each such request must set forth a good faith representation that as of the Record Date the person making the request was the beneficial owner of common stock of DLH entitled to vote at the annual meeting of stockholders.
OTHER BUSINESS
As of the date of this proxy statement, the only business which the Board of Directors intends to present, and knows that others will present, at the annual meeting is that herein above set forth. If any other matter or matters are properly brought before the annual meeting, or any adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment.

By Order of the Board of Directors
Victor J. DiGioia, Secretary
January 15, 2016
REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO VOTE AS SOON AS POSSIBLE BY PROXY EITHER VIA TELEPHONE, INTERNET OR MAIL, IN ACCORDANCE WITH THE ENCLOSED VOTING INSTRUCTIONS. IF YOU VOTE BY MAIL, MARK, SIGN AND DATE THE PROXY CARD IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY CARD AND RETURN IT IN THE ENCLOSED PRE-ADDRESSED, POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE.

Appendix A

DLH HOLDINGS CORP.
2016 OMNIBUS EQUITY INCENTIVE PLAN

DLH Holdings Corp. (the “Company”), a New Jersey corporation, hereby establishes and adopts the following 2016 Omnibus Equity Incentive Plan (the “Plan”).
1.    PURPOSE OF THE PLAN
The purpose of the Plan is to assist the Company and its Subsidiaries in attracting and retaining selected individuals to serve as employees, directors, consultants and/or advisors who are expected to contribute to the Company's success and to achieve long-term objectives that will benefit stockholders of the Company through the additional incentives inherent in the Awards hereunder.

2.	DEFINITIONS
2.1.    “Affiliate” means, with respect to a Person, another Person that directly or indirectly controls, or is controlled by, or is under common control with such Person.

    2.2    “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Other Share-Based Award, Performance Award or any other right, interest or option relating to Shares or other property (including cash) granted pursuant to the provisions of the Plan.

2.3.    “Award Agreement” shall mean any agreement, contract or other instrument or document evidencing any Award hereunder, whether in writing or through an electronic medium.

2.4.    “Board” shall mean the board of directors of the Company.

2.5.    “Cause” means with respect to a Participant’s Termination of Employment or Termination of Consultancy, the following: (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant applicable to the Award (or where there is such an agreement but it does not define “cause” (or words of like import), termination due to: (i) a Participant’s conviction of, or plea of guilty or nolo contendere to, a felony; (ii) perpetration by a Participant of an illegal act, dishonesty, or fraud that could cause significant economic injury to the Company; (iii) a Participant’s insubordination, refusal to perform his or her duties or responsibilities for any reason other than illness or incapacity or materially unsatisfactory performance of his or her duties for the Company; (iv) continuing willful and deliberate failure by the Participant to perform the Participant’s duties in any material respect, provided that the Participant is given notice and an opportunity to effectuate a cure as determined by the Committee; or (v) a Participant’s willful misconduct with regard to the Company that could have a material adverse effect on the Company; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “cause” (or words of like import), “cause” as defined under such agreement. With respect to a Participant’s Termination of Directorship, “cause” means an act or failure to act that constitutes cause for removal of a director under applicable New Jersey law.

2.6.    “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

2.7.    “Committee” shall mean the Management Resources and Compensation Committee of the Board or a subcommittee thereof formed by the Management Resources and Compensation Committee to act as the Committee hereunder. The Committee shall consist of no fewer than two Directors, each of whom is: (i) a “Non-Employee Director” within the meaning of Rule 16b-3 of the Exchange Act; (ii) an “outside director” within the meaning of Section 162(m) of the Code, to the extent the Board has members meeting such qualifications; and (iii) an

“independent director” for purpose of the rules of the principal U.S. national securities exchange on which the Shares are traded, to the extent required by such rules. Anything to the contrary in this Plan notwithstanding, the Board reserves all authority to administer this Plan and to act as if the Committee hereunder.

2.8.    “Consultant” shall mean any consultant or advisor who is a natural person and who provides services to the Company or any Subsidiary, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company's securities in a capital‑raising transaction, (ii) does not directly or indirectly promote or maintain a market for the Company's securities and (iii) otherwise qualifies as a consultant under the applicable rules of the SEC for registration of shares of stock on a Form S-8 registration statement.

2.9.    “Covered Employee” shall mean an employee of the Company or its Subsidiaries who is a “covered employee” within the meaning of Section 162(m) of the Code.

2.10.    “Director” shall mean a member of the Board who is not an employee.

2.11.    “Dividend Equivalents” shall have the meaning set forth in Section 12.4.

2.12    “Effective Date” shall have the meaning set forth in Section 10.1.

2.13.    “Employee” shall mean any employee of the Company or any Subsidiary and any prospective employee conditioned upon, and effective not earlier than, such person becoming an employee of the Company or any Subsidiary.
2.14.    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
2.15.    “Fair Market Value” shall mean, with respect to Shares as of any date, the per Share closing price of the Shares: (i) if the Shares are listed on a national securities exchange, the closing sale price reported as having occurred on the principal securities exchange on which the Shares are listed and traded on such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Shares are not listed on any national securities exchange but is quoted in an inter-dealer quotation system on a last sale basis, the final ask price reported on such date, or, if there is no such sale on such date, then on the last preceding date on which a sale was reported; or (iii) if the Shares are not listed on a national securities exchange nor quoted on an inter-dealer quotation system on a last sale basis, the amount determined by the Committee to be the fair market value of the Shares as determined by the Committee in its sole discretion. The Fair Market Value of any property other than Shares shall mean the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee, subject to the requirements of Section 409A of the Code.
2.16.    “Incentive Stock Option” shall mean an Option which when granted is intended to qualify as an incentive stock option for purposes of Section 422 of the Code.
2.17.     “Limitations” shall have the meaning set forth in Section 3.3.

2.18.     “Non-Qualified Stock Option” means any Stock Option awarded under the Plan that is not an Incentive Stock Option.

2.19.    “Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

2.20.    “Other Share-Based Award” shall have the meaning set forth in Section 9.1.
2.21.    “Participant” shall mean an Employee, Director or Consultant who is selected by the Committee to receive an Award under the Plan.
2.22.    “Performance Award” shall mean any Award of Performance Shares or Performance Units granted pursuant to Article 8.

2.23.    “Performance Period” shall mean the period established by the Committee during which any performance goals specified by the Committee with respect to a Performance Award are to be measured.
2.24.    “Performance Share” shall mean any grant pursuant to Article 8 of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant upon achievement of such performance goals as the Committee shall establish.
2.25.    “Performance Unit” shall mean any grant pursuant to Article 8 of a unit valued by reference to a designated amount of cash or property other than Shares, which value may be paid to the Participant upon achievement of such performance goals during the Performance Period as the Committee shall establish.
2.26.    “Permitted Assignee” shall have the meaning set forth in Section 12.3.
2.27.    “Prior Plan” shall mean, the Company’s 2006 Long Term Incentive Plan.
2.28.    “Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.
2.29.    “Restricted Stock Award” shall have the meaning set forth in Section 7.1.
2.30.    “Restricted Stock Unit” means an Award that is valued by reference to a Share, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, and that has such restrictions as the Committee, in its sole discretion, may impose, including without limitation, any restriction on the right to retain such Awards, to sell, transfer, pledge or assign such Awards, and/or to receive any cash Dividend Equivalents with respect to such Awards, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.31.    “Restricted Stock Unit Award” shall have the meaning set forth in Section 7.1

2.32.    “SEC” means the Securities and Exchange Commission.

2.33.     “Services” shall mean services provided to the Company or any Subsidiary or any successor company (or a subsidiary or parent thereof), whether as an Employee, Consultant or Director, unless, in connection with the conversion, if any, of a Participant from one classification (i.e., Employee, Consultant or Director) to another, the Committee, in its sole and absolute discretion, determines that any on-going services to the Company or any Subsidiary or any successor company (or a subsidiary or parent thereof) shall not constitute “Services.”

2.34.    “Shares” shall mean the shares of common stock of the Company, par value $0.001 per share.
2.35.    “Stock Appreciation Right” shall mean the right granted to a Participant pursuant to Article 6.
2.36.    “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the relevant time each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.
2.37.    Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

2.38. “Termination” means a Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.

2.39. “Termination of Consultancy” means: (a) that the Consultant is no longer acting as a consultant to the Company or an Affiliate; or (b) when an entity that is retaining a Participant as a Consultant ceases to be an Affiliate unless the Participant otherwise is, or thereupon becomes, a Consultant to the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that a Consultant becomes an Employee or a Director upon the termination of his or her consultancy, unless otherwise determined by the Committee, in its sole discretion, no Termination of Consultancy shall be deemed to occur until such time as such Consultant is no longer a Consultant, an Employee or a Director. Notwithstanding the foregoing, the Committee may, in its sole discretion, otherwise define Termination of Consultancy in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Consultancy thereafter.

2.40. “Termination of Directorship” means that the Director has ceased to be a Director of the Company; except that if a Director becomes an Employee or a Consultant upon the termination of his or her directorship, his or her ceasing to be a Director of the Company shall not be treated as a Termination of Directorship unless and until the Participant has a Termination of Employment or Termination of Consultancy, as the case may be.

2.41. “Termination of Employment” means: (a) a termination of employment (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company and its Affiliates; or (b) when an entity that is employing a Participant ceases to be an Affiliate, unless the Participant otherwise is, or thereupon becomes, employed by the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that an Employee becomes a Consultant or a Director upon the termination of his or her employment, unless otherwise determined by the Committee, in its sole discretion, no Termination of Employment shall be deemed to occur until such time as such Employee is no longer an Employee, a Consultant or a Director. Notwithstanding the foregoing, the Committee may, in its sole discretion, otherwise define Termination of Employment in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Employment thereafter.

2.42.    “Vesting Period” shall mean the period of time specified by the Committee during which vesting restrictions for an Award are applicable.

3.    SHARES SUBJECT TO THE PLAN
3.1    Number of Shares. (a) Upon the Effective Date of the Plan, a total of 1,000,000 Shares shall be authorized for grant under the Plan, subject to adjustment as provided in Section 12.2. After the Effective Date of the Plan (as provided in Section 10.1), no awards may be granted under any Prior Plan.
(b)     Subject at all times to Section 14.3, if any Shares subject to an Award are forfeited or expire or an Award is settled for cash (in whole or in part) pursuant to the terms of an Award Agreement, the Shares subject to such Award shall, to the extent of such forfeiture, expiration or cash settlement, again be available for Awards under this Plan, in accordance with this Section 3.1. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under paragraph (a) of this Section: (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option, (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; and (iv) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options.

    (c)    Substitute Awards shall not reduce the Shares authorized for grant under the Plan or the applicable Limitations for grant to a Participant under Section 3.3, nor shall Shares subject to a Substitute Award again be available for Awards under the Plan as provided in paragraph (b) above. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.
3.2.     Character of Shares. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise. No fractional shares shall be issued under the Plan and the Committee shall determine the manner in which fractional share value shall be treated.

3.3.     Limitations on Grants to Individual Participants. Subject to adjustment as provided in Section 12.2, no Participant may (i) be granted Options or Stock Appreciation Rights during any 12-month period with respect to more than 350,000 Shares and (ii) earn more than 350,000 Shares for each twelve (12) months in the vesting period or Performance Period with respect to Restricted Stock Awards, Restricted Stock Unit Awards, Performance Awards and/or Other Share-Based Awards that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in Shares. In addition to the foregoing, the maximum dollar value that may be earned by any Participant for each twelve (12) months in a Performance Period with respect to Performance Awards that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in cash is $1,000,000. If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable limitation in this section.

4.    ELIGIBILITY AND ADMINISTRATION
4.1.    Eligibility. Any Employee, Director or Consultant shall be eligible to be selected as a Participant.
    4.2.     Administration. (a) This Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to the provisions this Plan and subject to such orders or resolutions not inconsistent with the provisions of this Plan as may from time to time be adopted by the Board, to: (i) select the Employees, Directors and Consultants to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards, not inconsistent with the provisions of this Plan, to be granted to each Participant hereunder; (iii) determine the number of Shares to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of this Plan, of any Award granted hereunder (including, but not limited to, the exercise or purchase price (if any), any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the Shares relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion); (v) determine whether, to what extent and under what circumstances Awards may be settled in Shares, cash or other property; (vi) determine whether, to what extent, and under what circumstances Shares, cash or other property and other amounts payable with respect to an Award made under this Plan shall be deferred either automatically or at the election of the Participant, in any case, in a manner intended to comply with Section 409A of the Code; (vii) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (viii) interpret and administer this Plan and any instrument or agreement entered into under or in connection with this Plan, including any Award Agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in this Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of this Plan; (xi) determine whether any Award, other than an Option or Stock Appreciation Right, will have Dividend Equivalents; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of this Plan.
(b)     Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, and any Subsidiary. Subject to the terms of this Plan, the Committee shall, in its sole discretion, have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and perform all acts, as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

(c)     To the extent not inconsistent with applicable law, including Section 162(m) of the Code, or the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded, the Committee may delegate to: (i) a committee of one or more directors of the Company any of the authority of the Committee under this Plan, including the right to grant, cancel or suspend Awards; and (ii) to the extent permitted by law, to one or more executive officers or a committee of executive officers the right to grant Awards to Employees who are not Directors or executive officers of the Company and the authority to take action on behalf of the Committee pursuant to this Plan to cancel or suspend Awards to Employees who are not Directors or executive officers of the Company. To the extent applicable, the Plan is intended to comply with the applicable requirements of Rule 16b-3 and with respect to Awards intended to be “performance-based,” the applicable provisions of Section 162(m) of the Code, and the Plan shall be limited, construed and interpreted in a manner so as to comply therewith.

5.     OPTIONS
5.1.    Grant of Options. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under this Plan. Any Option shall be subject to the terms and conditions of this Article and to such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Committee shall deem desirable. Each Stock Option granted under the Plan shall be one of two types: (a) an Incentive Stock Option; or (b) a Non-Qualified Stock Option. The Committee shall, in its sole discretion, have the authority to grant any Consultant or Director Non-Qualified Stock Options. To the extent that any Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Option or the portion thereof that does not qualify shall constitute a separate Non-Qualified Stock Option.
5.2.    Award Agreements. All Options shall be evidenced by an Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan. The terms and conditions of Options need not be the same with respect to each Participant. Granting an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Article may hold more than one Option granted pursuant to the Plan at the same time.
5.3.    Option Price. Other than in connection with Substitute Awards, the option price per each Share purchasable under any Option granted pursuant to this Article shall not be less than 100% of the Fair Market Value of one Share on the date of grant of such Option; provided, however, that in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary, the option price per share shall be no less than 110% of the Fair Market Value of one Share on the date of grant. Other than pursuant to Section 12.2, the Committee shall not without the approval of the Company’s stockholders (a) lower the option price per Share of an Option after it is granted, (b) cancel an Option in exchange for cash or another Award (other than in connection with a Change in Control as defined in Section 11.3), or (c) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded.
5.4.    Option Term. The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted, except in the event of death or disability; provided, however, that the term of the Option shall not exceed five (5) years from the date the Option is granted in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary. Options awarded hereunder shall vest and become exercisable in whole or in part, in accordance with such vesting conditions as the Committee shall determine, which conditions shall be stated in the Award Agreement. Vested Options may be exercised in any order elected by the Participant whether or not the Participant holds any unexercised Options under this Plan or any other plan of the Company.
5.5.    Exercise of Options. (a) Vested Options granted under the Plan shall be exercised by the Participant (or by a Permitted Assignee thereof or the Participant’s executors, administrators, guardian or legal representative, as may be provided in an Award Agreement) as to all or part of the Shares covered thereby, which are vested at such time of exercise, by giving notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased. The notice of exercise shall be in such form, made in such manner, and shall comply with such other requirements consistent with the provisions of the Plan as the Committee may prescribe from time to time.
(b)     Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made: (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds); (ii) to the extent provided for in the applicable Award Agreement or approved by the Committee, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their Fair Market Value as determined by the Committee, provided: (A) such method of payment is then permitted under applicable law; (B) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Committee in its discretion; and (C) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements; (iii) to the extent permitted by applicable law and provided for in the applicable Award Agreement or approved by the Committee in its sole discretion, by payment of such other lawful consideration having a Fair Market Value on the exercise date equal to the total purchase price as the Committee may determine; (iv) except as may otherwise be provided in the applicable Award Agreement, by: (A) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding; or (B) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding; (v) through any other method specified in an Award Agreement, or (vi) through any combination of any of the foregoing.

(c)    The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of this Plan, as the Committee may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance.

(d)     Notwithstanding the foregoing, an Award Agreement may provide at the time of grant, in the discretion of the Committee, that if on the last day of the term of an Option the Fair Market Value of one Share exceeds the option price per Share, the Participant has not exercised the Option (or a tandem Stock Appreciation Right, if applicable) and the Option has not expired, the Option shall be deemed to have been exercised by the Participant on such day with payment made by withholding Shares otherwise issuable in connection with the exercise of the Option; provided, however, that this feature, to the extent contained in an Option, may only be utilized to the extent that the holder of such Option is an active Employee, Director or Consultant as of the last day of the term of such Option. In such event, the Company shall deliver to the Participant the number of Shares for which the Option was deemed exercised, less the number of Shares required to be withheld for the payment of the total purchase price and required withholding taxes; provided, however, any fractional Share shall be settled in cash.

5.6.     Incentive Stock Options. The Committee may grant Options intended to qualify as “incentive stock options” as defined in Section 422 of the Code, to any employee of the Company or any Subsidiary, subject to the requirements of Section 422 of the Code. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Employee during any calendar year under the Plan and/or any other stock option plan of the Company, any Subsidiary or any Parent exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options. Should any provision of the Plan not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may, in its sole discretion, amend the Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company. Solely for purposes of determining whether Shares are available for the grant of “incentive stock options” under this Plan, the maximum aggregate number of Shares that may be issued pursuant to “incentive stock options” granted under this Plan shall be the number of Shares set forth in the first sentence of Section 3.1(a), subject to adjustments provided in Section 12.2.

6.    STOCK APPRECIATION RIGHTS
6.1.    Grant and Exercise. The Committee may grant Stock Appreciation Rights (a) in tandem with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option, (b) in tandem with all or part of any Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Award, or (c) without regard to any Option or other Award in each case upon such terms and conditions as the Committee may establish in its sole discretion.
6.2.    Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:
(a)Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise (or such amount less than such Fair Market Value as the Committee shall so determine at any time during a specified period before the date of exercise) over (ii) the grant price of the Stock Appreciation Right on the date of grant, which, except in the case of Substitute Awards or in connection with an adjustment provided in Section 12.2, shall not be less than the Fair Market Value of one Share on such date of grant of the Stock Appreciation Right.

(b)The Committee shall determine in its sole discretion whether payment on exercise of a Stock Appreciation Right shall be made in cash, in whole Shares or other property, or any combination thereof.

(c)The terms and conditions of Stock Appreciation Rights need not be the same with respect to each recipient. The Committee may impose such terms and conditions on Stock Appreciation Rights granted in con-junction with any Award (other than an Option) as the Committee shall determine in its sole discretion.

(d)Stock Appreciation Rights may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board, together with any other documents required by the Board. The Committee may impose such other terms and conditions on the exercise of any Stock Appreciation Right, as it shall deem appropriate. A Stock Appreciation Right shall (i) have a grant price per Share of not less than the Fair Market Value of one Share on the date of grant or, if applicable, on the date of grant of an Option with respect to a Stock Appreciation Right granted in exchange for or in tandem with, but subsequent to, the Option (subject to the requirements of Section 409A of the Code) except in the case of Substitute Awards or in connection with an adjustment provided in Section 12.2, and (ii) have a term not greater than ten (10) years, except in the event of death or disability.

(e)An Award Agreement may provide at the time of grant, in the discretion of the Committee, that if on the last day of the term of a Stock Appreciation Right the Fair Market Value of one Share exceeds the grant price per Share of the Stock Appreciation Right, the Participant has not exercised the Stock Appreciation Right, and the Stock Appreciation Right has not expired, the Stock Appreciation Right shall be deemed to have been exercised by the Participant on such day; provided, however, that this feature, to the extent contained in an Stock Appreciation Right, may only be utilized to the extent that the holder of such Stock Appreciation Right is an active Employee, Director or Consultant as of the last day of the term of such Stock Appreciation Right. In such event, the Company shall make payment to the Participant in accordance with this Section, reduced by the number of Shares (or cash) required for withholding taxes; any fractional Share shall be settled in cash.

(f)Without the approval of the Company’s stockholders, other than pursuant to Section 12.2, the Committee shall not (i) reduce the grant price of any Stock Appreciation Right after the date of grant (ii) cancel any Stock Appreciation Right when the grant price per Share exceeds the Fair Market Value of one Share in exchange for cash or another Award (other than in connection with a Change in Control as defined in Section 11.3), or (iii) take any other action with respect to a Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded.

7.	RESTRICTED STOCK AND RESTRICTED STOCK UNITS
7.1.    Grants. Awards of Restricted Stock and of Restricted Stock Units may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan (a “Restricted Stock Award” or “Restricted Stock Unit Award” respectively), and such Restricted Stock Awards and Restricted Stock Unit Awards shall also be available as a form of payment of Performance Awards and other earned cash-based incentive compensation. Subject to the provisions of Section 7.4, a Restricted Stock Award or Restricted Stock Unit Award may be subject to vesting restrictions during the Vesting Period as specified by the Committee. The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Subsidiary as a condition precedent to the grant of Restricted Stock or Restricted Stock Units, subject to such minimum consideration as may be required by applicable law.
7.2.    Award Agreements. The terms of any Restricted Stock Award or Restricted Stock Unit Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of Restricted Stock Awards and Restricted Stock Unit Awards need not be the same with respect to each Participant
7.3.    Rights of Holders of Restricted Stock and Restricted Stock Units. Unless otherwise provided in the Award Agreement, beginning on the date of grant of the Restricted Stock Award and subject to execution of the Award Agreement, the Participant shall become a stockholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a stockholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares. A Participant who holds a Restricted Stock Unit Award shall only have those rights specifically provided for in the Award Agreements; provided, however, in no event shall the Participant have voting rights with respect to such Award. Except as otherwise provided in an Award Agreement, any Shares or any other property distributed as a dividend or otherwise with respect to any Restricted Stock Award or Restricted Stock Unit Award as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock Award or Restricted Stock Unit Award. Notwithstanding the provisions of this Section, cash dividends, stock and any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Award or Restricted Stock Unit Award that vests based on achievement of performance goals shall either (i) not be paid or credited or (ii) be accumulated, shall be subject to restrictions and risk of forfeiture to the same extent as the Restricted Stock or Restricted Stock Units with respect to which such cash, stock or other property has been distributed and shall be paid at the time such restrictions and risk of forfeiture lapse.
7.4.    Minimum Vesting Period. Except for Substitute Awards, the death, disability or retirement of the Participant, or special circumstances determined by the Committee, Restricted Stock Awards and Restricted Stock Unit shall have a Vesting Period of not less than (i) three (3) years from date of grant (but permitting pro rata vesting over such time) if subject only to continued service with the Company or a Subsidiary and (ii) one (1) year from the date of grant if subject to the achievement of performance objectives, subject in either case to accelerated vesting in the Committee’s discretion in the event of a Change in Control (as defined in Section 11.3) or the termination of the Participant’s service with the Company and its Subsidiaries. Notwithstanding the foregoing, the restrictions in the preceding sentence shall not be applicable to (i) grants to new hires to replace forfeited awards from a prior employer or (ii) grants of Restricted Stock or Restricted Stock Units in payment of Performance Awards and other earned cash-based incentive compensation. The Committee may, in its sole discretion waive the vesting restrictions and any other conditions set forth in any Award Agreement under such terms and conditions as the Committee shall deem appropriate, subject to the limitations imposed under Section 162(m) of the Code and the regulations thereunder in the case of a Restricted Stock Award or Restricted Stock Unit Award intended to comply with the performance-based exception under Code Section 162(m) except as otherwise determined by the Committee to be appropriate under the circumstances. The minimum Vesting Period requirements of this Section shall not apply to Restricted Stock Awards or Restricted Stock Unit Awards granted to Directors or Consultants.
7.5    Restrictions and Conditions.  Restricted Stock and Restricted Stock Units awarded pursuant to the Plan shall be subject to the following restrictions. The Participant shall not be permitted to Transfer shares of Restricted Stock awarded under the Plan during the period or periods set by the Committee (the “Restriction Period”) commencing on the date of such Award, as set forth in an Award Agreement and such agreement shall set forth a vesting schedule and any events that would accelerate vesting of the Award. Within these limits, based on service, attainment of performance goals and/or such other factors or criteria as the Committee may determine in its sole discretion, the Committee may condition the grant or provide for the lapse of such restrictions in installments in whole or in part, or may accelerate the vesting of all or any part of any Award and/or waive the deferral limitations for all or any part of any Award.

7.6.     Issuance of Shares. Any Restricted Stock granted under this Plan may be evidenced in such manner as the Board may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company or its designee. Such certificate or certificates shall be registered in the name of the Participant and, and shall, in addition to such legends required by applicable securities laws, bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, in such form as may be determined by the Committee.

8.     PERFORMANCE AWARDS

8.1.     Grants. Performance Awards in the form of Performance Shares or Performance Units, as determined by the Committee in its sole discretion, may be granted hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under this Plan. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and shall be based upon the criteria set forth in Section 8.5.

8.2.     Award Agreements. The terms of any Performance Award granted under this Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with this Plan. If a Performance Award has Dividend Equivalents, provision for such shall be contained in the applicable Award Agreement. The terms of Performance Awards need not be the same with respect to each Participant.

8.3.     Payment. Except as provided in Article 11 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in Shares, cash, other property, or any combination thereof, in the sole discretion of the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code. The amount of the Award to be distributed shall be conclusively determined by the Committee.

8.4.      Terms and Conditions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee prior to the grant of each Performance Award and shall be subject to the following terms and conditions:

(a)      The Committee shall establish the objective performance goals for the earning of Performance Awards based on a Performance Period applicable to each Participant or class of Participants in writing prior to the beginning of the applicable Performance Period or at such later date as permitted under Section 162(m) of the Code and while the outcome of the Performance goals are substantially uncertain. Each grant may specify in respect of such performance goals a minimum acceptable level of achievement and may set forth a formula for determining the number of Performance Shares or Performance Units that will be earned if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified performance goals. At the expiration of the applicable Performance Period, the Committee shall determine the extent to which the performance goals established pursuant to Section 8.5 are achieved and the percentage of each Performance Award that has been earned.

(b)     Unless otherwise determined by the Committee at the time of grant, amounts equal to any dividends declared during the Performance Period with respect to the number of shares of Common Stock covered by a Performance Share will not be paid to the Participant.

8.5.     Performance Criteria. If the Committee determines that a Restricted Stock Award, a Restricted Stock Unit, a Performance Award or an Other Share-Based Award is intended to be subject to this Article 8, the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: (a) earnings per share; (b) operating income (before or after taxes); (c) net income (before or after taxes); (d) net sales; (e) cash flow; (f) gross profit; (g) gross profit return on investment; (h) gross margin return on investment; (i) gross margin; (j) working capital; (k) earnings before interest and taxes; (l) earnings before interest, tax, depreciation and amortization (which may also include adjustments to reflect special or other items, or any combination of any or all of the foregoing); (m) return on equity; (n) return on assets; (o) return on capital; (p) return on invested capital; (q) net revenues; (r) gross revenues; (s) new business awards, bookings or backlog; (t) revenue growth or product revenue growth; (u) total shareholder return; (v) appreciation in and/or maintenance of the Company’s market capitalization; (w) cash flow or cash flow per share (before or after dividends); (x) economic value added; (y) the fair market value of the shares of the Company’s Common Stock; (z) the growth in the value of an investment in the Company’s Common Stock assuming the reinvestment of dividends; (aa) reduction in expenses or improvement in or attainment of expense levels or working capital levels; (bb) financing and other capital raising transactions; (cc) debt reductions; (dd) regulatory achievements (including submitting or filing applications or other documents with regulatory authorities, having any such applications or other documents accepted for review by the applicable regulatory authority or receiving approval of any such applications or other documents); or (ee) strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property). Such performance goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including: (A) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges; (B) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; or (C) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, and the regulations thereunder.
8.6.     Adjustment and Restrictions. Notwithstanding any provision of this Plan (other than Article 11), with respect to any Performance Award, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals, except in the case of the death or disability of the Participant or as otherwise determined by the Committee in special circumstances. The Committee shall have the power to impose such other restrictions on Awards subject to this Article as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code.

9.     OTHER SHARE-BASED AWARDS

9.1.     Grants. The Committee, in its sole discretion, is authorized to grant to Participants, other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property (“Other Share-Based Awards”), that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock, including, but not limited to, shares of Common Stock awarded purely as a bonus and not subject to any restrictions or conditions, shares of Common Stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an Affiliate, performance units, dividend equivalent units, stock equivalent units, restricted stock units and deferred stock units. To the extent permitted by law, the Committee may, in its sole discretion, permit Participants to defer all or a portion of their cash compensation in the form of Other Share-Based Awards granted under the Plan, subject to the terms and conditions of any deferred compensation arrangement established by the Company, which shall be intended to comply with Section 409A of the Code. Other Stock-Based Awards may be granted either alone or in addition to or in tandem with other Awards granted under the Plan. Other Share-Based Awards may be subject to vesting restrictions imposed by the Committee covering a period of time specified by the Committee. The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Subsidiary as a condition precedent to the issuance of Other Share-Based Awards.

9.2.     Award Agreements. The terms of Other Share-Based Awards granted under this Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with this Plan. The terms of such Awards need not be the same with respect to each Participant. Unless otherwise determined by the Committee at the time of Award, subject to the provisions of the Award agreement and the Plan, the recipient of an Other-Share Based Award shall not be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of shares of Common Stock covered by the Award. Any Other Share-Based Award and any Shares covered by any such Award shall vest or be forfeited to the extent so provided in the Award Agreement, as determined by the Committee, in its sole discretion. Notwithstanding the provisions of this Section, Dividend Equivalents and any property (other than cash) distributed as a dividend or otherwise with respect to the number of Shares covered by a Other Share-Based Award that vests based on achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Shares covered by a Other Share-Based Award with respect to which such cash, Shares or other property has been distributed.

9.3.     Payment. Except as may be provided in an Award Agreement, Other Share-Based Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Other Share-Based Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

10. EFFECTIVENESS OF PLAN; TERMINATION OF AWARDS

10.1.     Effective Date and Termination of Plan. The Plan shall be effective on the date of the approval of the Plan by the holders of the shares entitled to vote at a duly constituted meeting of the stockholders of the Company, which approval shall be obtained within 12 months of the date this Plan is approved by the Board. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled and in such event each Award shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect. Awards may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the effective date of the Plan, on which date the Plan will expire except as to Awards then outstanding under the Plan. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

10.2.     Termination of Awards. The Committee shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, and the terms of such exercise, on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Subsidiary (including as a Director or Consultant), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant’s employment or services will be determined by the Committee, which determination will be final. Unless otherwise determined by the Committee at the time of grant, the following provisions shall apply.

(a)      Rules Applicable to Options and Stock Appreciation Rights.  Unless otherwise provided in an Award Agreement, as may be determined by the Committee at grant (or, if no rights of the Participant are reduced, thereafter):

        (i) Termination by Reason of Death, Disability or Retirement.  If a Participant’s Termination is by reason of death or Disability, all Options or Stock Appreciation Rights that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant (or, in the case of death, by the legal representative of the Participant’s estate) at any time within a one-year period from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options or Stock Appreciation Rights; provided, however, if the Participant dies within such exercise period, all unexercised Stock Options or Stock Appreciation Rights held by such Participant shall thereafter be exercisable, to the extent to which they were exercisable at the time of death, for a period of one year from the date of such death, but in no event beyond the expiration of the stated term of such Options or Stock Appreciation Rights.

            (ii) Termination Without Cause. If a Participant’s Termination is a termination without Cause, all Options or Stock Appreciation Rights that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of 90 days from the date of such Termination, but in no event beyond the expiration of the stated term of such Options or Stock Appreciation Rights.

            (iii) Termination for Cause.  If a Participant’s Termination: (1) is for Cause; or (2) is a voluntary Termination by the Participant after the occurrence of an event that would be grounds for a Termination for Cause, all Options or Stock Appreciation Rights, whether vested or not vested, that are held by such Participant shall thereupon terminate and expire as of the date of such Termination.

            (iv) Unvested Options and Stock Appreciation Rights.  Options or Stock Appreciation Rights that are not vested as of the date of a Participant’s Termination for any reason shall terminate and expire as of the date of such Termination.

(b)      Rules Applicable to Restricted Stock, Restricted Stock Units Performance Awards and Other Stock-Based Awards. Unless otherwise provided in an Award Agreement, as may be determined by the Committee at grant or thereafter, upon a Participant’s Termination for any reason: (i) with respect to Restricted Stock Awards or Restricted Stock Unit Awards subject to vesting, (A) in the event a Participant who is an Employee ceases to be employed with the consent of the Committee or upon the Participant’s death or Disability before the end of a vesting period subject only to continued service with the Company or a Subsidiary, the number of Shares subject to the Restricted Stock Award or Restricted Stock Unit Award that shall vest shall be determined by the Committee; and (B) in the event the Participant ceases to be employed for any other reason, all Shares subject to the Restricted Stock Award or Restricted Stock Unit Award which are still unvested shall be forfeited; and (ii) any unvested Performance Awards or Other Stock-Based Awards shall be forfeited.
10.3.     Cancellation of Award; Forfeiture of Gain. Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that the Award shall be canceled if the Participant, without the consent of the Company, while employed by the Company or any Subsidiary or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Subsidiary (including conduct contributing to any financial restatements or financial irregularities), as determined by the Committee in its sole discretion. The Committee may provide in an Award Agreement that if within the time period specified in the Agreement the Participant establishes a relationship with a competitor or engages in an activity referred to in the preceding sentence, the Participant will forfeit any gain realized on the vesting or exercise of the Award and must repay such gain to the Company.

11.    CHANGE IN CONTROL PROVISIONS

11.1.    Impact on Certain Awards. Award Agreements may provide that in the event of a Change in Control of the Company (as defined in Section 11.3): (i) Options and Stock Appreciation Rights outstanding as of the date of the Change in Control shall be cancelled and terminated without payment if the Fair Market Value of one Share as of the date of the Change in Control is less than the per Share Option exercise price or Stock Appreciation Right grant price, and (ii) all Performance Awards shall be (x) considered to be earned and payable based on achievement of performance goals or based on target performance (either in full or pro rata based on the portion of Performance Period completed as of the date of the Change in Control), and any limitations or other restrictions shall lapse and such Performance Awards shall be immediately settled or distributed or (y) converted into Restricted Stock or Restricted Stock Unit Awards based on achievement of performance goals or based on target performance (either in full or pro rata based on the portion of Performance Period completed as of the date of the Change in Control) that are subject to Section 11.2.
11.2.    Assumption or Substitution of Certain Awards. (a) Unless otherwise provided in an Award Agreement, in the event of a Change in Control of the Company in which the successor company assumes or substitutes for an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award (or in which the Company is the ultimate parent corporation and continues the Award), if a Participant’s employment or service as a Director with such successor company (or the Company) or a subsidiary thereof terminates within 24 months following such Change in Control (or such other period set forth in the Award Agreement, including prior thereto if applicable) and under the circumstances specified in the Award Agreement:

(i) Options and Stock Appreciation Rights outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for 24 months (or the period of time set forth in the Award Agreement), (ii) the restrictions, limitations and other conditions applicable to Restricted Stock and Restricted Stock Units outstanding as of the date of such termination of employment shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions, limitations and conditions and become fully vested, and (iii) the restrictions, limitations and other conditions applicable to any Other Share-Based Awards or any other Awards shall lapse, and such Other Share-Based Awards or such other Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant. For the purposes of this Section 11.2, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award shall be considered assumed or substituted for if following the Change in Control the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award, for each Share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per Share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.
(b)    Unless otherwise provided in an Award Agreement, in the event of a Change in Control of the Company to the extent the successor company does not assume or substitute for an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award (or in which the Company is the ultimate parent corporation and does not continue the Award), then immediately prior to the Change in Control: (i) those Options and Stock Appreciation Rights outstanding as of the date of the Change in Control that are not assumed or substituted for (or continued) shall immediately vest and become fully exercisable, (ii) restrictions, limitations and other conditions applicable to Restricted Stock and Restricted Stock Units that are not assumed or substituted for (or continued) shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions, limitations and conditions and become fully vested, and (iii) the restrictions, other limitations and other conditions applicable to any Other Share-Based Awards or any other Awards that are not assumed or substituted for (or continued) shall lapse, and such Other Share-Based Awards or such other Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant.
(c)    The Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and/or that each Participant shall receive, with respect to each Share subject to such Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such Change in Control over the exercise price per Share of such Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.
11.3.    Change in Control. For purposes of this Plan, unless otherwise provided in an Award Agreement, Change in Control means the occurrence of any one of the following events after the date of approval of this Plan by the Board:
(a)     Over a period of 24 consecutive months or less, there is a change in the composition of the Board such that a majority of the Board (rounded up to the next whole number, if a fraction) ceases, by reason of one or more proxy contests for the election of Board members, to be composed of individuals who either: (i) have been Board members continuously since the beginning of that period; or (ii) have been elected or nominated for election as

Board members during such period by at least a majority of the Board members described in the preceding clause (i) who were still in office at the time that election or nomination was approved by the Board; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to satisfy the criteria described in the preceding clause (ii);

(b)     any person or group of persons (within the meaning of Section 13(d)(3) of the Exchange Act) directly or indirectly acquires beneficial ownership (determined pursuant to Rule 13d-3 promulgated under the Exchange Act) of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities, other than: (i) the Company or any corporation, partnership, limited liability company, business trust, or other entity that is an Affiliate of the Company; (ii) an employee benefit plan of the Company or an Affiliate; (iii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or an Affiliate; or (iv) an underwriter temporarily holding securities pursuant to an offering of such securities;

(c)    the consummation of a merger or consolidation of the Company with or into another person or the sale, transfer, or other disposition of all or substantially all of the Company’s assets to one or more other persons in a single transaction or series of related transactions that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in such transaction (a “Business Combination”), unless in connection with such Business Combination securities possessing more than 50% of the total combined voting power of the survivor’s or acquiror’s outstanding securities (or the securities of any parent thereof) are held by a person or persons who held securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities (“Voting Securities”) immediately prior to such Business Combination and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to such Business Combination; or

(d)     the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or the consummation of a sale of all or substantially all of the Company’s assets.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 50% of the Voting Securities as a result of the acquisition of Voting Securities by the Company which reduces the number of Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Voting Securities that increases the percentage of outstanding Voting Securities beneficially owned by such person, a Change in Control shall then occur.

12.    GENERALLY APPLICABLE PROVISIONS
12.1.    Amendment and Termination of this Plan. The Board may, from time to time, alter, amend, suspend or terminate this Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the principal securities market on which the Shares are traded; provided that the Board may not amend this Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act; and further provided that the Board may not, without the approval of the Company’s stockholders, amend this Plan to: (a) increase the number of Shares that may be the subject of Awards under this Plan (except for adjustments pursuant to Section 12.2); (b) expand the types of awards available under this Plan; (c) materially expand the class of persons eligible to participate in this Plan; (d) amend any provision of Section 5.3 or Section 6.2(a); (e) increase the maximum permissible term of any Option or Stock Appreciation Right; (f) increase the Limitations; or (g) or otherwise materially increase the benefits accruing to Participants under this Plan. The Board may not, without the approval of the Company’s stockholders, take any other action with respect to an Option or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded, including a reduction of the exercise price of an Option or the grant price of a Stock Appreciation Right or the exchange of an Option or Stock Appreciation Right for cash or another Award. In addition, no amendments to, or termination of, this Plan shall impair the rights of a Participant in any material respect under any Award previously granted without such Participant’s consent.

12.2.     Changes in Capital Structure. In the event of any: (a) any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; (b) any merger, combination, consolidation, or other reorganization; (c) any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Shares (whether in the form of securities, cash (other than regular cash dividends) or property); (d) any exchange of Shares or other securities of the Company, or any similar, unusual or extraordinary corporate transaction in respect of the Shares; or (e) a sale of all or substantially all the business or assets of the Company as an entirety, then the Committee shall, in such manner, to such extent (if any) and at such time as it deems appropriate and equitable in the circumstances in order to preserve, but not increase, the benefits or potential benefits intended to be made available under the Plan or an outstanding Award: (i) proportionately adjust any or all of: (A) the number and type of shares of Shares (or other securities) that thereafter may be made the subject of Awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan); (B) the number, amount and type of shares of Shares (or other securities or property) subject to any or all outstanding Awards; (C) the grant, purchase, or exercise price of any or all outstanding Award; (D) the securities, cash or other property deliverable upon exercise or payment of any outstanding Awards, or (E) the performance standards applicable to any outstanding Awards; or (ii) make provision for a cash payment or for the assumption, substitution or exchange of any or all outstanding share-based Awards or the cash, securities or property deliverable to the holder of any or all outstanding share-based Awards, based upon the distribution or consideration payable to holders of the Shares upon or in respect of such event. Notwithstanding the foregoing, to the extent possible, all adjustments shall be made in a manner to avoid: (i) an Award that is not already subject to Section 409A of the Code from becoming subject to Section 409A of the Code; and (ii) the imposition of penalties pursuant to Section 409A of the Code. In any of such events, the Committee may take such action prior to such event to the extent that the Committee deems the action necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is or will be available to stockholders generally. In the case of any stock split or reverse stock split, if no action is taken by the Committee, the proportionate adjustments contemplated by clause (i) above shall nevertheless be made.

12.3.    Transferability of Awards. Except as provided below, no Award and no Shares that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. To the extent and under such terms and conditions as determined by the Committee, a Participant may assign or transfer an Award without consideration (each transferee thereof, a “Permitted Assignee”) (i) to the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) to a trust for the benefit of one or more of the Participant or the persons referred to in clause (i), (iii) to a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (i) are the only partners, members or shareholders or (iv) for charitable donations; provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section.
12.4.    Deferral; Dividend Equivalents. The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred consistent with the requirements of Section 409A of the Code. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award other than an Option or Stock Appreciation Right may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, amounts equivalent to cash, stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion. The Committee may provide that the Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested and may provide that the Dividend Equivalents are subject to the same vesting or performance conditions as the underlying Award. Notwithstanding the foregoing, Dividend Equivalents credited in connection with an Award that vests based on the achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such Dividend Equivalents have been credited.

12.5.     Privileges of Stock Ownership.   No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are restricted stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the restricted stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s original purchase price.

12.6.     Custody. To enforce any restrictions on a Participant’s Award, the Committee may require the Participant to deposit all Award Agreements or certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates.

13. COMPLIANCE MATTERS

13.1. Compliance with Section 409A of the Code. This Plan is intended to comply and shall be admin-istered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.

13.2. Section 16(b) of the Exchange Act.  All elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with any applicable exemptive condition under Rule 16b-3. The Committee may, in its sole discretion, establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

13.3. Listing and Registration. (a) Each Award shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration, or qualification of such Award, or any Shares or other property subject thereto, upon any securities exchange or under any foreign, federal or state securities or other law or regulation, or the consent or approval of any governmental body or the taking of any other action to comply with or otherwise with respect to any such law or regulation, is necessary or desirable as a condition to or in connection with the granting of such Award or the issue, delivery or purchase of Shares or other property thereunder, no such Award may be exercised or paid in Shares or other property unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Committee. The holder of the Award will supply the Company with such certificates, representations and information as the Company shall request and shall otherwise cooperate with the Company in effecting or obtaining such listing, registration, qualification, consent, approval or other action. In the case of persons subject to Section 16 of the Exchange Act, the Committee may at any time impose any limitations upon the exercise, delivery or payment of any Award which, in the discretion of the Committee, are necessary or desirable in order to comply with Section 16 and the rules and regulations thereunder. If the Company, as part of an offering of securities or otherwise, finds it desirable or necessary because of foreign, federal or state legal or regulatory requirements to suspend the period during which Options or Stock Appreciation Rights may be exercised, the Committee may, in its discretion and without the holders’ consent, so suspend such period on not less than 15 days prior written notice to the holders thereof.

    (b)     At the option of the Committee, the obligation of the Company to issue Shares to a Participant upon the grant of any Award or exercise of an Option or other Award, may be conditioned upon obtaining appropriate representations, warranties, restrictions and agreements of the Participant. Among other representations, warranties, restrictions and agreements, the Participant may be required to represent and agree that the purchase or receipt of Shares shall be for investment, and not with a view to the public resale or distribution thereof, unless the Shares are registered under the Securities Act and the issuance and sale of the Shares complies with all other laws, rules and regulations applicable thereto.

    (c)     Unless the issuance of such Shares is registered under the Securities Act of 1933, as amended (the “Securities Act”) (and any similar law of a foreign jurisdiction applicable to the Participant), the Participant shall acknowledge that the Shares purchased are not registered under the Securities Act (or any such other law) and may not be sold or otherwise transferred unless the Shares have been registered under the Securities Act (or any such other law) in connection with the sale or other transfer thereof, or that counsel satisfactory to the Company has issued an opinion satisfactory to the Company that the sale or other transfer of such Shares is exempt from registration under the Securities Act (or any such other law), and unless said sale or transfer is in compliance with all other applicable laws, rules and regulations, including all applicable federal, state and foreign securities laws, rules and regulations. All certificates for Shares delivered under this Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Unless the Shares subject to an Award are registered under the Securities Act, the certificates representing such Shares issued shall contain the following legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SHARES HAVE NOT BEEN ACQUIRED WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, ASSIGNED, EXCHANGED, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF, BY GIFT OR OTHERWISE, OR IN ANY WAY ENCUMBERED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS, OR A SATISFACTORY OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND UNDER APPLICABLE STATE SECURITIES LAWS.

14.    MISCELLANEOUS
14.1.    Award Agreements. Each Award Agreement shall either be (a) in writing in a form approved by the Committee and executed by the Company by an officer duly authorized to act on its behalf, or (b) an electronic notice in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking one or more types of Awards as the Committee may provide; in each case and if required by the Committee, the Award Agreement shall be executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require. The Committee may authorize any officer of the Company to execute any or all Award Agreements on behalf of the Company. The Award Agreement shall set forth the material terms and conditions of the Award as established by the Committee consistent with the provisions of the Plan.
14.2.     Tax Withholding. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, including amounts from any other sums or property due or to become due from the Company to the Participant, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Board) may include relinquishment of a portion of such benefit. If a Participant’s benefit is to be received in the form of Shares, and such Participant fails to make arrangements for the payment of tax, the Company may withhold such Shares having a value equal to the amount required to be withheld. When a Participant who is subject to Section 16 of the Exchange Act is required to pay the Company an amount required to be withheld under applicable income and employment tax laws, the Participant may elect to satisfy the obligation, in whole or in part, by electing to have withheld, from the shares required to be delivered to the Participant, Shares having a value equal to the amount required to be withheld, or by delivering to the Company other Shares held by such Participant. The Shares used for tax withholding will be valued at an amount equal to the Fair Market Value per Share of such Shares on the date the benefit is to be included in Participant’s income. In no event shall the Fair Market Value per Share of the Shares to be withheld and delivered pursuant to this Section to satisfy applicable withholding taxes in connection with the benefit exceed the minimum amount of taxes required to be withheld. Participants shall also make such arrangements as the Company may require for the payment of any withholding tax obligation that may arise in connection with the disposition of Shares acquired upon the exercise of Options.

14.3.     No Right of Employment or Service and No Claims to Awards. This Plan is purely voluntary on the part of the Company, and the continuance of the Plan shall not be deemed to constitute a contract between the Company and any Participant, or to be consideration for or a condition of the employment or service of any Participant. Nothing in this Plan nor the grant of an Award hereunder shall confer upon any Employee, Director of Consultant the right to continue in the employment or service of the Company or any Subsidiary or affect any right that the Company or any Subsidiary may have to terminate the employment or service of (or to demote or to exclude from future Awards under this Plan) any such Employee, Director or Consultant at any time for any reason. No Participant shall have any right to or interest in Awards authorized hereunder prior to the award thereof to such Participant, and upon such Award the Participant shall have only such rights and interests as are expressly provided herein, subject, however, to all applicable provisions of the Company’s Certificate of Incorporation, as the same may be amended from time to time. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee or Participant shall have any claim to be granted any Award under this Plan, and there is no obligation for uniformity of treatment of Employees or Participants under this Plan. In the case of any Employee on an approved leave of absence, the Committee may make such provisions with respect to continuance of Awards previously granted while on leave from the employ of the Company or a Subsidiary as it may deem equitable.
14.4.    Substitute Awards. Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.
14.5.     Nature of Payments. All Awards made pursuant to this Plan are in consideration of services performed or to be performed for the Company or any Subsidiary, division or business unit of the Company. Any income or gain realized pursuant to Awards under this Plan constitute a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Subsidiary except as may be determined by the Committee or by the Board or board of directors of the applicable Subsidiary.

14.6.     Other Plans. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

14.7.    Severability. The provisions of the Plan shall be deemed severable. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction or by reason of change in a law or regulation, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

14.8.    Construction. As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”
14.9.    Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.
14.10.    Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of New Jersey, without reference to principles of conflict of laws, and construed accordingly.
14.11.    Foreign Employees and Consultants. Awards may be granted to Participants who are foreign nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees or Consultants providing services in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company's obligation with respect to tax equalization for Employees or Consultants on assignments outside their home country.
14.12.    No Registration Rights; No Right to Settle in Cash. The Company has no obligation to register with any governmental body or organization (including, without limitation, the SEC) any of (a) the offer or issuance of any Award, (b) any Shares issuable upon the exercise of any Award, or (c) the sale of any Shares issued upon exercise of any Award, regardless of whether the Company in fact undertakes to register any of the foregoing. In particular, in the event that any of (x) any offer or issuance of any Award, (y) any Shares issuable upon exercise of any Award, or (z) the sale of any Shares issued upon exercise of any Award are not registered with any governmental body or organization (including, without limitation, the SEC), the Company will not under any circumstance be required to settle its obligations, if any, under this Plan in cash.
14.13.    Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.
14.14. Notices. Any notice to be given to the Company pursuant to the provisions of this Plan shall be addressed to the Company in care of its Secretary (or such other person as the Company may designate from time to time) at its principal executive office, and any notice to be given to a Participant shall be delivered personally or addressed to him or her at the address given beneath his or her signature on his or her Award Agreement, or at such other address as such Participant or his or her permitted transferee (upon the permitted transfer) may hereafter designate in writing to the Company. Any such notice shall be deemed duly given on the date and at the time delivered via hand delivery, courier or recognized overnight delivery service or, if sent via telecopier, on the date and at the time telecopied with confirmation of delivery or, if mailed, on the date five (5) days after the date of the mailing (which shall be by regular, registered or certified mail). Delivery of a notice by telecopy (with confirmation) shall be permitted and shall be considered delivery of a notice notwithstanding that it is not an original that is received. It shall be the obligation of each Participant and each permitted transferee to provide the Secretary of the Company, by letter mailed as provided herein, with written notice of his or her direct mailing address.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet or Telephone – QUICK ★★★ EASY IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

DLH HOLDINGS CORP.

As a shareholder of DLH Holdings Corp., you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on February 24, 2016

INTERNET/MOBILE – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

PHONE – 1 (866) 894-0537
Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

Please mark your votes like this X

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" ALL THE PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR":

	FOR all Nominees listed to the left	WITHHOLD AUTHORITY to vote (except as marked to the contrary for all nominees listed to the left)
(01) William H. Alderman (02) Martin J. Delaney (03) Elder Granger (04) Dr. Frances M. Murphy (05) Zachary C. Parker (06) Frederick G. Wasserman (07) Austin J. Yerks III	☐	☐

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above)

	FOR	AGAINST	ABSTAIN
2. THE APPROVAL OF THE 2016 OMNIBUS EQUITY INCENTIVE PLAN	☐	☐	☐
3. AN ADVISORY VOTE REGARDING THE APPROVAL OF COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS	☐	☐	☐
4. RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	☐	☐	☐

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature____________________ **Signature, if held jointly**____________________ **Date**__________**, 2016.**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.